Exhibit 10.1

ASSET SALE AND PURCHASE AGREEMENT

This Asset Sale and Purchase Agreement (this “Agreement”) is entered into as of April 10, 2008, between CV Therapeutics, Inc., a Delaware corporation (“CVT”), and TPG-Axon Royalty Trust, a trust established under the laws of the Republic of Ireland (“TPG-Axon”). CVT and TPG-Axon are each referred to herein by name or, individually, as a “Party” or, collectively, as “Parties.” In addition, for purposes of this Agreement, the term “CVT” includes all successors and assignees of CVT’s rights and obligations under the Astellas Agreement (as defined below).

BACKGROUND

A.	CVT is entitled to receive certain royalties on sales of Regadenoson (as defined below) and other payments from Astellas US LLC under the Astellas Agreement (as defined below).

B.	CVT wishes to sell, assign, transfer, convey and deliver to TPG-Axon, pursuant to the terms and conditions set forth herein, all of CVT’s right, title and interest in, to and under the TPG-Axon Royalty Interest (as defined below) and all other Assigned Rights (as defined below) in consideration of the payment by TPG-Axon to CVT of the Purchase Price (as defined below).

C.	CVT and TPG-Axon wish to enter into this Agreement to effect the sale, assignment, transfer, conveyance and delivery to TPG-Axon of all of CVT’s right, title and interest in, to and under the TPG-Axon Royalty Interest and all other Assigned Rights, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be bound, agree as follows:

AGREEMENT

ARTICLE 1

DEFINITIONS

When used and capitalized in this Agreement (other than the headings of the Articles and Sections), including the foregoing recitals, exhibits and schedules hereto, the following terms shall have the meanings assigned to them in this Article and include the plural as well as the singular.

“Account Instructions” has the meaning set forth in the Deposit Agreement.

“Adenoscan®” has the meaning set forth in the Astellas Agreement.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

“Affiliate” means, with respect to an entity, any business entity controlling, controlled by, or under common control with such entity, but only so long as such control exists. For the purposes of this definition, “controlling”, “controlled”, and “control” mean the possession, directly (or indirectly through one or more intermediary entities), of the power to direct the management or policies of an entity, including through ownership of fifty percent (50%) or more of the voting securities of such entity (or, in the case of an entity that is not a corporation, ownership of fifty percent (50%) or more of the corresponding interest for the election of the entity’s managing authority).

“Agreed-On Excess Other Offset Amount” has the meaning set forth in Section 3.5(d)(i).

“Agreed-On Excess Section 5.8(a)(ii)(2) Offset Amount” has the meaning set forth in Section 3.5(a)(i).

“Agreed-On Excluded Payment Amount” has the meaning set forth in Section 3.9(a).

“Agreed-On Other Offset Amount” has the meaning set forth in Section 3.5(d)(i).

“Agreed-On Overpayment Amount” has the meaning set forth in Section 3.10(a).

“Agreed-On Section 5.8(a)(ii)(2) Offset Amount” has the meaning set forth in Section 3.5(a)(i).

“Agreed Portion” has the meaning set forth in Section 8.4(c).

“Alternative Instructions” has the meaning set forth in Section 3.1(b).

“Applicable Amount” has the meaning set forth in Section 3.2(i).

“Applicable Law” means any law, rule or regulation of any Governmental Authority, or judgment, order, writ, decree, permit or license of any Governmental Authority of competent jurisdiction applicable to that Person, property, transaction or event.

“Asserted Damages Amount” has the meaning set forth in Section 8.4(b).

“Assigned Rights” means all of CVT’s and its Affiliates’ right, title and interest in and to the following rights arising under the Astellas Agreement:

(a)

the right to receive (i) the TPG-Axon Royalty Interest and (ii) fifty percent (50%) of all Related Regadenoson Payments, and (iii) all Proceeds (as defined in the Code) of the amounts in (i) and (ii); and

(b)	the rights to further sublicense, assign, sell, pledge, contribute, or otherwise transfer such rights to receive, and ownership interests in, (i) the TPG-Axon Royalty Interest, (ii) fifty percent (50%) of all Related Regadenoson Payments, and (iii) all Proceeds (as defined in the Code) of the amounts in (i) and (ii).

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

For clarity, the Assigned Rights exclude all Liabilities of CVT under Section 3.4(c)(ii) of the Astellas Agreement.

“Astellas” means Astellas US LLC, a Delaware limited liability company and successor in interest to Fujisawa Healthcare, Inc. under the Astellas Agreement.

“Astellas Agreement” means the Collaboration and License Agreement dated as of July 10, 2000, by and between CVT and Fujisawa Healthcare, Inc. (predecessor in interest to Astellas US LLC), as amended on August 30, 2005 and January 1, 2006, and including any further amendments of the same as permitted or consented to under this Agreement.

“Astellas Notice” means the notice from CVT to Astellas delivered by CVT to Astellas in accordance with the Astellas Agreement substantially in the form of Exhibit 1.

“Astellas [****]” has the meaning set forth in [****].

“Audit” has the meaning set forth in Section 3.11(b).

“Audit Notice” has the meaning set forth in Section 3.11(b).

“Audit Shortfall” has the meaning set forth in Section 3.11(b).

“Bill of Sale” means a Bill of Sale dated as of the Closing Date, executed by CVT and TPG-Axon and substantially in the form of Exhibit 2.

“Breach” of a representation, warranty, covenant, obligation or other provision shall be deemed to have occurred if there is or has been any inaccuracy in or breach of, or any failure to comply with or perform such representation, warranty, covenant, obligation or other provision, and “Breach” shall be deemed to refer to any such inaccuracy, breach or failure.

“Business Day” means any day other than Saturday, Sunday or a statutory or civic holiday observed in Dublin, Ireland or Palo Alto, California.

“Calendar Quarter” means the consecutive three month periods in each Calendar Year that end on March 31, June 30, September 30 and December 31.

“Calendar Year” means the twelve (12) month period from January 1 through December 31.

“Claim Notice” has the meaning set forth in Section 8.4(a).

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

“Closing” has the meaning set forth in Section 2.2(a).

“Closing Date” has the meaning set forth in Section 2.2(a).

“Code” means the New York Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to TPG-Axon’s security interest in any Collateral or the precautionary security interest in the Assigned Rights is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

“Collateral” means (i) all of CVT’s rights (but none of its obligations) under the Astellas Agreement (other than the Assigned Rights), (ii) all of CVT’s rights in and to the Joint Concentration Account and any and all financial assets, funds, monies, checks or other items held therein or credited thereto, solely for so long as such items are held therein or credited thereto, (iii) the Intellectual Property Collateral, and (iv) all Proceeds (as defined in the Code) of each of the foregoing. For clarity, upon transfer of any assets, funds, monies, checks or other items held in or credited to the Joint Concentration Account, including all Proceeds thereof, into the CVT Concentration Account as provided in this Agreement and the Deposit Agreement, such assets, funds, monies, checks or other items shall no longer be included in Collateral.

“Commercially Reasonable Manner” means the use of efforts, expertise and resources normally used by CVT for a product or compound owned by it or to which it has rights, which, as compared with Regadenoson, is of similar market potential at a similar stage in its development or product life, taking into account all reasonable relevant factors affecting the cost, risk and timing of development and the total potential of the compound or product, all as measured by the facts and circumstances at the time such efforts are due.

“Confidential Information” has the meaning ascribed to it in Section 4.1.

“Controlling Party” has the meaning set forth in Section 8.4(a).

“CVT Concentration Account” means the CVT Concentration Account (as defined in the Deposit Agreement) into which the CVT Royalty Interest, and any amounts that are not (a) the TPG-Axon Royalty Interest, (b) Proceeds (as defined in the Code) of (a), or (c) other amounts to which TPG-Axon is entitled pursuant to this Agreement that are paid into the Joint Concentration Account, are to be remitted as set forth in Section 3.1 and the Deposit Agreement.

“CVT Event of Default” has the meaning set forth in Section 7.2.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

“CVT Indemnitees” means (a) CVT, (b) its current and future Affiliates, (c) the respective directors, employees, accountants, advisors, representatives and agents of any of the foregoing and (d) the respective successors, heirs and assigns of any of the Persons referred to in (a), (b) and (c) above.

“CVT Officer’s Certificate” has the meaning set forth in Section 3.2.

“CVT Royalty Interest” means the portion of the Regadenoson Royalty that CVT is entitled to receive from Astellas under the Astellas Agreement, and the portion of Related Regadenoson Payments that CVT is entitled to receive, which portion in each case, after giving effect to the TPG-Axon Royalty Interest, is fifty percent (50%).

“Damages” means any loss, damage, Liability, fee (including any reasonable legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any reasonable cost of investigation and court cost) or expense arising from a claim, demand, settlement, judgment or award and regardless of whether such claim or demand is made by, or such settlement, judgment or award is owed to, an Indemnified Party or a Third Person.

“Deficient Payment” has the meaning set forth in Section 3.6.

“Deposit Agreement” means the Deposit and Account Control Agreement of even date herewith among the Parties and JPMorgan, substantially in the form of Exhibit 4.

“Dispute Notice” has the meaning set forth in Section 9.2.

“Disputed Excluded Payment Amount” has the meaning set forth in Section 3.9(b).

“Disputed Other Offset Amount” has the meaning set forth in Section 3.5(d)(ii).

“Disputed Overpayment Amount” has the meaning set forth in Section 3.10(b).

“Disputed Section 5.8(a)(ii)(2) Offset Amount” has the meaning set forth in Section 3.5(a)(ii).

“Draft Instructions” has the meaning set forth in Section 3.1(b).

“Encumbrance” means any encumbrance, actual or contingent, fixed or floating, including any lien, charge, security interest, mortgage, option, pledge, assignment or claim of any other Person.

“Excluded Payments” means (i) the remaining milestone payment under Section 5.4 of the Astellas Agreement of twelve million dollars ($12,000,000), to be paid by Astellas to CVT, (ii) payments by Astellas for product development activities by CVT under the Astellas Agreement, (iii) payments to CVT by Astellas for [****]; (iv) payments by Astellas to CVT for sales of Regadenoson solely outside of the Territory; and (v) any other amounts that are not the Regadenoson Royalty or Related Regadenoson Payments or Proceeds (as defined in the Code) of either under this Agreement or other amounts to which TPG-Axon is entitled pursuant to this Agreement.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

“FDA” means the United States Food and Drug Administration or any successor agency thereto.

“Final Instructions” has the meaning set forth in Section 3.1(b).

“GAAP” means generally accepted accounting principles in the United States in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Indemnified Party” has the meaning set forth in Section 8.4(b).

“Indemnification Demand” has the meaning set forth in Section 8.4(b).

“Intellectual Property Collateral” has the meaning set forth in the Intellectual Property Security Agreement.

“Intellectual Property Security Agreement” means the Intellectual Property Security Agreement between the Parties, substantially in the form of Exhibit 3.

“IP Communication” has the meaning set forth in Section 6.2(c).

“Joint Concentration Account” means the Joint Concentration Account (as defined in the Deposit Agreement) into which all payments in respect of the Regadenoson Royalty and Related Regadenoson Payments are to be remitted as set forth in Section 3.1 and the Deposit Agreement.

“JPMorgan” means JPMorgan Chase Bank, N.A., or any successor entity thereto.

“Knowledge of CVT” means the actual knowledge of [****] CVT or any of its Affiliates as of the time such knowledge is being determined [****] (a) [****] or (b) [****].

“Liability” means any debt, obligation, duty or liability of any nature, regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

“Licensed Know-How” has the meaning set forth in the Astellas Agreement.

“Licensed Patent” has the meaning set forth in the Astellas Agreement.

“Licensed Product” has the meaning set forth in the Astellas Agreement.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

“Licensed Technology” has the meaning set forth in the Astellas Agreement.

“Marketing Approval” means the written approval of an NDA by the FDA necessary for the commercial sale of Regadenoson in the United States.

“Material Adverse Effect” means (a) the effect of a material adverse change in the business, operations, assets, or prospects relating to Regadenoson in the Territory, (b) a material adverse effect on the validity or enforceability of any of the Transaction Documents, (c) a material adverse effect on the ability of CVT to perform any of its obligations under any of the Transaction Documents, (d) an adverse effect on the rights or remedies of TPG-Axon under any of the Transaction Documents, (e) an adverse effect on the right of CVT to receive any Regadenoson Royalty payments or Related Regadenoson Payments, (f) an adverse effect on the right of TPG-Axon to receive the TPG-Axon Royalty Interest, or (g) an adverse effect on the Assigned Rights.

“Material Contract” means any contract, agreement or other arrangement to which CVT or any of its Affiliates is a party or any of CVT’s or any of its Affiliates’ respective assets or properties are bound or committed (other than the Transaction Documents) and for which breach, nonperformance, cancellation or failure to renew would reasonably be expected to result in a Material Adverse Effect.

“Non-controlling Party” has the meaning set forth in Section 8.4(a).

“Notified Party” has the meaning set forth in Section 8.4(a).

“Notifying Party” has the meaning set forth in Section 8.4(a).

“Offset” means any Section 3.4(c)(ii) Offset, Section 5.8(a)(ii)(2) Offset or Other Offset.

“Other Offset” has the meaning set forth in Section 3.5(d).

“Overpayment Amounts” has the meaning set forth in Section 3.10.

“Payment Obligation End Date” has the meaning set forth in Section 2.1(b)(ii).

“Person” means any natural person, corporation, trust, joint venture, association, unincorporated organization, cooperative, company, partnership, trust, limited liability company or government (domestic or foreign) or any agency or instrumentality thereof, or any other entity recognized by law.

“Primary Contact” has the meaning set forth in Section 3.14.

“Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or any arbitrator or arbitration panel.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

“Purchase Price” has the meaning set forth in Section 2.1(b)(i).

“Regadenoson” means any product containing or constituting CVT 3146, or regadenoson (the chemical name and structure of which are set forth on Exhibit 5), [****] regardless of the [****] and regardless of [****].

“Regadenoson Net Sales” has the meaning set forth on Exhibit 6.

“Regadenoson Royalty” means all royalties paid, owed, accrued or otherwise required to be paid by Astellas to CVT pursuant to Section 5.5 of the Astellas Agreement based on Regadenoson Net Sales. For the avoidance of doubt, the “Regadenoson Royalty” hereunder does not include any Excluded Payments.

“Related Regadenoson Payments” means and includes: (i) all amounts paid, owed, accrued or otherwise required to be paid to CVT [****] on account of [****] (ii) all amounts paid, owed, accrued or otherwise required to be paid to CVT [****] on account of [****] under the Astellas Agreement; (iii) all amounts paid, owed, accrued or otherwise required to be paid to CVT [****] to the extent such amounts [****] or are otherwise [****] (iv) all amounts paid, owed, accrued or otherwise required to be paid to CVT [****] in connection with [****] to the extent [****] or are otherwise [****] (v) all amounts paid, owed, accrued or otherwise required to be paid to CVT [****] based on [****] to the extent such amounts are [****] or are otherwise amounts [****] (vi) all amounts paid, owed, accrued or otherwise required to be paid to CVT with respect to any [****] and (vii) all amounts paid, owed, accrued or otherwise required to be paid to CVT and intended to reconcile accounts, adjust underpayments and collections relating to any payments of the Regadenoson Royalty or any of the payments under the foregoing clauses of this definition, [****]. For the avoidance of doubt, the “Related Regadenoson Payments” hereunder do not include any Excluded Payments.

“Response” has the meaning set forth in Section 8.4(c).

“Retained Regadenoson Rights and Obligations” has the meaning set forth in Section 2.1(c).

“Royalty Reports” has the meaning set forth in Section 3.2.

“SEC” means the United States Securities and Exchange Commission or any successor agency thereto.

“Section 3.4(c)(ii) Offset” has the meaning set forth in Section 3.5(c).

“Section 5.8(a)(ii)(2) Offset” has the meaning set forth in Section 3.5(a).

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called (including interest and penalties thereon) by any Governmental Authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

“Term” means the period described in Section 7.1.

“Territory” has the meaning set forth in the Astellas Agreement.

“Third Person” means any Person, including a Governmental Authority, other than CVT, TPG-Axon or their respective Affiliates.

“Third Person Claim” has the meaning set forth in Section 8.4(a).

“TPG-Axon Concentration Account” means the TPG-Axon Concentration Account (as defined in the Deposit Agreement) into which (a) the TPG-Axon Royalty Interest, (b) all Proceeds (as defined in the Code) of (a), and (c) other amounts to which TPG-Axon is entitled pursuant to this Agreement, are to be remitted as set forth in Section 3.1 and the Deposit Agreement.

“TPG-Axon Event of Default” has the meaning set forth in Section 7.3.

“TPG-Axon Indemnitees” means (a) TPG-Axon, (b) its current and future Affiliates, (c) the respective trustees, beneficiaries, members, directors, employees, accountants, advisors, representatives and agents of any of the foregoing and (d) the respective successors, heirs and assigns of any of the Persons referred to in (a), (b) and (c) above.

“TPG-Axon Royalty Interest” has the meaning set forth in Section 2.1(a).

“Transaction Documents” has the meaning set forth in Section 5.1(c).

“Valid Claim” has the meaning set forth in the Astellas Agreement.

ARTICLE 2

ROYALTY ASSIGNMENT AND SALE

2.1 Royalty Assignment and Sale.

(a) TPG-Axon Royalty Interest. In consideration for the payment of the Purchase Price and subject to the terms and conditions in this Agreement, effective as of the Closing Date, TPG-Axon purchases from CVT, and CVT sells, assigns, transfers, conveys and delivers to TPG-Axon, all of CVT’s right, title and interest to receive from Astellas fifty percent (50%) of the Regadenoson Royalty (the “TPG-Axon Royalty Interest”) and the other Assigned Rights, from the Closing Date and throughout the Term.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(b) Purchase Price.

(i)	In consideration for the sale, assignment, transfer, conveyance and delivery of the TPG-Axon Royalty Interest and the other Assigned Rights and subject to the terms and conditions in this Agreement, TPG-Axon shall pay CVT One Hundred Seventy-Five Million Dollars ($175,000,000) (the “Purchase Price”) on the Closing Date by wire transfer in immediately available funds to such account as may be specified by CVT in writing to TPG-Axon at least three (3) Business Days prior to the Closing.

(ii)	In addition, in the event that Astellas commences commercial sales of Regadenoson in the United States within six (6) months after the date that Marketing Approval is received, TPG-Axon shall pay CVT an additional Ten Million Dollars ($10,000,000) within five (5) Business Days after receiving notice (including sufficient details to permit TPG-Axon to confirm that such commercial sales have commenced, the date that such sales commenced and the date that Marketing Approval was received) from CVT that such event has occurred. Such payment shall be delivered by wire transfer in immediately available funds to the account specified by CVT pursuant to Section 2.1(b)(i), unless CVT specifies a different account to TPG-Axon at the time CVT provides the notice described in the immediately preceding sentence. TPG-Axon’s payment obligation under this Section 2.1(b)(ii) shall expire on the date that is six (6) months after the date that Regadenoson receives Marketing Approval if Astellas has not commenced commercial sales of Regadenoson within such six (6)-month period as provided under the Astellas Agreement (the “Payment Obligation End Date”), provided, however, that TPG-Axon shall still be obligated to pay CVT pursuant to this Section 2.2(b)(ii) if Astellas has commenced commercial sales of Regadenoson within such six (6)-month period and CVT provides notice to TPG-Axon promptly thereafter, even if CVT’s notice to TPG-Axon is sent or received by TPG-Axon after the six (6)-month period has ended.

(c) Retained Rights and Obligations. CVT retains all other rights and shall be responsible for all obligations under the Astellas Agreement, including all rights to the CVT Royalty Interest and all Liabilities of CVT under [****] (the “Retained Regadenoson Rights and Obligations”). TPG-Axon is not assuming and shall not be bound by any liabilities, debts or obligations of CVT of any kind or nature, whether known, unknown, accrued, absolute, fixed, contingent or otherwise, whether now existing or hereafter arising, and whether or not relating to Regadenoson or the Astellas Agreement.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(d) True Sale. CVT and TPG-Axon intend and agree that the sale, assignment, transfer, set-over, conveyance and delivery of the Assigned Rights be a true sale by CVT to TPG-Axon that is absolute and irrevocable and that provides TPG-Axon with the full benefits and detriments of ownership of the Assigned Rights, and neither CVT nor TPG-Axon intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, a loan or other financial accommodation from TPG-Axon to CVT. Each of TPG-Axon and CVT waive any right to contest or otherwise assert that this Agreement is other than a true sale by CVT to TPG-Axon under Applicable Law, which waiver shall be enforceable against CVT and TPG-Axon in any bankruptcy or insolvency proceeding relating to, as applicable, CVT or TPG-Axon. The security interests granted pursuant to Section 6.7(a) of this Agreement are granted solely as a precaution against the possibility that the transaction might be characterized in some judicial or administrative proceeding as other than a “true sale,” notwithstanding the manifest intent and expectation of the Parties.

2.2 Closing.

(a) Closing Time and Place. The purchase and sale provided for in this Agreement (the “Closing”) will take place no later than three (3) Business Days after all closing conditions set forth in Sections 2.2(b) and (c) are fulfilled, satisfied or waived (as applicable), other than those which by their terms are to be fulfilled or satisfied on the Closing Date, at the offices of TPG-Axon’s counsel at Cooley Godward Kronish LLP, 4401 Eastgate Mall, San Diego, CA 92121, commencing at 8:00 a.m. (local time), unless TPG-Axon and CVT otherwise agree. The date of the Closing is referred to as the “Closing Date.”

(b) TPG-Axon Closing Conditions. The obligations of TPG-Axon to close the transactions contemplated by this Agreement are subject to the fulfillment or satisfaction on and as of the Closing of each of the following conditions set forth in this Section 2.2(b) (any one or more of which may be waived by TPG-Axon, but only in a writing signed by TPG-Axon).

(i)	TPG-Axon shall have received a copy of the [****].

(ii)	The Astellas Notice shall have been delivered to Astellas in accordance with the terms of the Astellas Agreement.

(iii)	TPG-Axon shall have received a true sale opinion of Latham & Watkins LLP, special counsel to CVT, in form and substance reasonably satisfactory to TPG-Axon.

(iv)	CVT and JPMorgan shall have executed and delivered the Deposit Agreement.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(v)	CVT shall have executed and delivered the Intellectual Property Security Agreement.

(vi)	CVT shall have executed and delivered the Bill of Sale.

(vii)	The representations and warranties made by CVT in this Agreement shall be true and accurate in all material respects (except for representations and warranties that are already qualified as to materiality, in which case such representations and warranties shall be true and accurate in all respects) as of the Closing Date.

(viii)	All of the covenants and obligations that CVT is required to comply with or to perform at or prior to the Closing shall have been duly complied with and performed in all material respects.

(ix)	CVT shall have executed and delivered to TPG-Axon a certificate, executed by the Chief Executive Officer or Chief Financial Officer or other applicable officer of CVT, to the effect that the conditions specified in Section 2.2(b)(vii) and Section 2.2(b)(viii) are satisfied in all respects.

(x)	TPG-Axon shall have received from CVT’s Secretary or other applicable officer, a certificate having attached thereto resolutions approved by the Board of Directors of CVT authorizing the transactions contemplated hereby.

(xi)	TPG-Axon shall have received an opinion of Latham & Watkins LLP, special counsel to CVT, regarding the perfection of TPG-Axon’s security interest in the Collateral, in form and substance reasonably satisfactory to TPG-Axon.

(xii)	Appropriate financing statements and the Intellectual Property Security Agreement shall have been duly filed in the jurisdictions listed on Schedule 2.2(b)(xii).

(xiii)	TPG-Axon shall have received certified copies of recent date of searches in the jurisdictions listed on Schedule 2.2(b)(xiii)(A) for all effective financing statements and registrations which name CVT as debtor and, except as otherwise agreed in writing by TPG-Axon, such searches shall indicate that no such effective financing statements or registrations exist or that, for any that do exist, none cover any of the Collateral; and TPG-Axon shall also have received the results of searches of recent date in the jurisdictions listed on Schedule 2.2(b)(xiii)(B) for any tax lien and judgment lien filed against CVT or its property, which results, except as otherwise agreed to in writing by TPG-Axon, shall not show any such liens.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(c) CVT Closing Conditions. The obligations of CVT to close the transactions contemplated by this Agreement are subject to the fulfillment or satisfaction on and as of the Closing of each of the following conditions set forth in this Section 2.2(c) (any one or more of which may be waived by CVT, but only in a writing signed by CVT).

(i)	TPG-Axon and JPMorgan shall have executed and delivered the Deposit Agreement.

(ii)	TPG-Axon shall have executed and delivered the Intellectual Property Security Agreement.

(iii)	TPG-Axon shall have executed and delivered the Bill of Sale.

(iv)	The representations and warranties made by TPG-Axon in this Agreement shall be true and accurate in all material respects (except for representations and warranties that are already qualified as to materiality, in which case such representations and warranties shall be true and accurate in all respects) as of the Closing Date.

(v)	All of the covenants and obligations that TPG-Axon is required to comply with or to perform at or prior to the Closing shall have been duly complied with and performed in all material respects.

(vi)	TPG-Axon shall have executed and delivered to CVT a certificate, executed by an executive officer of TPG-Axon, to the effect that the conditions specified in Section 2.2(c)(iv) and Section 2.2(c)(v) are satisfied in all respects.

ARTICLE 3

PAYMENTS

3.1 Deposits and Instructions. The Parties acknowledge and agree that the Astellas Notice shall instruct Astellas to send all payments for the Regadenoson Royalty and all Related Regadenoson Payments to the Joint Concentration Account. The Parties also agree that CVT will not direct Astellas under Section 5.7(b) of the Astellas Agreement to send payments for the Regadenoson Royalty or any Related Regadenoson Payments to any bank account other than the Joint Concentration Account without TPG-Axon’s prior written consent. TPG-Axon and CVT shall follow the procedures set forth in Section 3.1(b) for determining Final Instructions, and TPG-Axon shall only send Final Instructions that are mutually agreed to by the Parties or deemed accepted by TPG-Axon in accordance with Section 3.1(b) to JPMorgan as Account

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Instructions, in each case other than [****] (during which time, the Parties acknowledge and agree, [****]. The Parties further acknowledge and agree that, if a [****] exists under this Agreement [****] without [****] and such [****] may provide [****] that are consistent with TPG-Axon’s ownership of the Assigned Rights. During any [****] under this Agreement [****] the Parties shall continue to perform their obligations under this Section 3.1 (other than, with respect to Section 3.1(b), TPG-Axon) and under the other Sections of this Article 3 to confirm the accuracy of payments made to the Joint Concentration Account and the appropriate allocation of such payments in accordance with this Agreement (including this Article 3), but such activities shall not in any way limit or restrict [****] that provide for [****] that are consistent with TPG-Axon’s ownership of the Assigned Rights. The Parties further agree as follows:

(a) The Deposit Agreement shall provide that all amounts in the Joint Concentration Account shall be held in such account until the end of the applicable Calendar Quarter in which they are received, unless JPMorgan receives contrary Final Instructions or Alternative Instructions from TPG-Axon in accordance with Section 3.1(b) [****] prior to expiration of such Calendar Quarter. The Parties further agree, and the Deposit Agreement shall further provide that, upon expiration of such Calendar Quarter, unless JPMorgan receives [****] in accordance with Section 3.1(b) [****] all amounts held in the Joint Concentration Account upon expiration of such Calendar Quarter shall be transferred from the Joint Concentration Account, such that fifty percent (50%) of all such amounts are transferred to the CVT Concentration Account and fifty percent (50%) of all such amounts are transferred to the TPG-Axon Concentration Account, on account of each Party’s respective ownership interest in the Regadenoson Royalty and Related Regadenoson Payments.

(b) Concurrently with the Royalty Reports and CVT Officer’s Certificates provided to TPG-Axon pursuant to Sections 3.2, 3.3 and 3.4, as applicable, CVT shall prepare and send to TPG-Axon a draft of CVT’s proposed instructions to JPMorgan detailing what amounts (including reasonable supporting calculations) deposited in the Joint Concentration Account and corresponding to such Royalty Reports and CVT Officer’s Certificates should be transferred from the Joint Concentration Account to each of the CVT Concentration Account and the TPG-Axon Concentration Account, consistent with the terms and conditions of this Agreement (including, without limitation, this Article 3) and the Deposit Agreement (“Draft Instructions”). Any Draft Instructions mutually agreed upon by the Parties and any Draft Instructions deemed to be accepted by TPG-Axon under this Section 3.1(b) shall be referred to herein as the “Final Instructions.” TPG-Axon shall respond to CVT in writing within [****] with respect to any Draft Instructions from CVT hereunder, indicating whether or not TPG-Axon agrees with such Draft Instructions as Final Instructions. If TPG-Axon so notifies CVT that TPG-Axon does not agree with the Draft Instructions, the Parties shall attempt to reach agreement in writing on Draft Instructions as promptly as possible, consistent with the [****] time periods set forth in Sections 3.5, 3.9 and 3.10 for the Parties to resolve disagreements regarding payment calculations. If TPG-Axon fails to provide any notice

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

to CVT within the [****] time period set forth above, TPG-Axon shall be deemed to have accepted the Draft Instructions as Final Instructions. TPG-Axon shall, within [****] of its deemed acceptance or the Parties’ mutual agreement upon Final Instructions in accordance with this Section 3.1(b), send the Final Instructions to JPMorgan as Account Instructions. In addition, if CVT is delivering Draft Instructions to TPG-Axon hereunder prior to the end of the then-current quarter but later than the [****] prior to the expiration of such applicable Calendar Quarter, CVT shall send TPG-Axon together with the Draft Instructions a set of alternative instructions (“Alternative Instructions”) instructing JPMorgan to retain in the Joint Concentration Account at the expiration of the applicable Calendar Quarter (but not at the expiration of any ensuing Calendar Quarter) the amounts deposited in the Joint Concentration Account and corresponding to such Royalty Reports and CVT Officer’s Certificates, pending determination by the Parties of the treatment of those amounts in accordance with the other provisions of this Agreement. In the event TPG-Axon receives any Alternative Instructions from CVT hereunder, TPG-Axon may, prior to the expiration of the applicable Calendar Quarter to which such Alternative Instructions pertain, send the Alternative Instructions to JPMorgan as Account Instructions, and concurrently notify CVT in writing that TPG-Axon has done so.

(c) Notwithstanding any other provisions of this Section 3.1, each Party may communicate directly with JPMorgan with respect to ministerial matters not relating to the disposition, transfer, withdrawal, disbursement or redemption of any amounts in or credits to the Joint Concentration Account (e.g., to notify JPMorgan of such Party’s change of address or contact party, etc.), without the other Party’s prior consent to or agreement upon the contents of such communication, provided that the Party so communicating to JPMorgan will concurrently provide to the other Party a copy of such ministerial communication.

3.2 Royalty Reports. (A) Within [****] of CVT’s receipt of any report of Regadenoson Net Sales provided by Astellas pursuant to Section 5.7 of the Astellas Agreement (each, a “Royalty Report”) or (B) if the amount relating to the applicable Royalty Report is not deposited into the Joint Concentration Account by Astellas prior to or concurrently with (or within [****] thereafter) the delivery to CVT of the applicable Royalty Report, within [****] of CVT’s Knowledge of a deposit being made into the Joint Concentration Account or, if later, receipt of a notice from JPMorgan pursuant to the Deposit Agreement confirming that Astellas has deposited an amount into the Joint Concentration Account, which deposit or amount, as applicable, relates to the applicable Royalty Report (and which Royalty Report was previously received by CVT), CVT shall (a) to the extent delivery of such Royalty Report to TPG-Axon is not prohibited by obligations of confidentiality between Astellas and CVT contained in the Astellas Agreement, provide a copy of such Royalty Report to TPG-Axon or (b) to the extent delivery of such Royalty Report is prohibited by obligations of confidentiality between Astellas and CVT contained in the Astellas Agreement, provide a certificate (a “CVT Officer’s Certificate”) executed by the Chief Executive Officer or Chief Financial Officer, or other applicable officer of CVT, dated the date of delivery, certifying, to the Knowledge of CVT:

(i)	whether the amount deposited into the Joint Concentration Account for the applicable period for which payments are provided by Astellas concurrently with the delivery of the applicable Royalty Report by Astellas to CVT equals the amount of the Regadenoson Royalty to which CVT is entitled under the Astellas Agreement (the “Applicable Amount”);

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(ii)	to the extent the amount so deposited into the Joint Concentration Account is not the Applicable Amount, the basis for the disparity (e.g., a Deficient Payment, Astellas including other amounts owing from it to CVT under the Astellas Agreement, such as, but not limited to, payments under [****] or other Excluded Payments in the amount so deposited in the Joint Concentration Account or Astellas sending payments for the Regadenoson Royalty to CVT rather than the Joint Concentration Account) and the amount of the disparity;

(iii)	whether the amount so deposited into the Joint Concentration Account was subject to any Offset by Astellas and, if so, the basis for the Offset (including the applicable section of the Astellas Agreement on which the Offset was based, or, if applicable, any other basis for the Offset) and its amount;

(iv)	whether the amount so deposited into the Joint Concentration Account was subject to any [****] and, if so, the amount of [****];

(v)	whether the amount so deposited into the Joint Concentration Account includes any Related Regadenoson Payments or any other amounts (other than amounts otherwise described in such CVT Officer’s Certificate) to which TPG-Axon is entitled under this Agreement and, if so, their basis and amount;

(vi)	whether the amount so deposited into the Joint Concentration Account is less than the Applicable Amount due to the failure of Astellas to make the applicable payment to the Joint Concentration Account or CVT, in which case such certificate shall also describe in reasonable detail the [****] and CVT’s [****]; and

(vii)	whether the amount so deposited into the Joint Concentration Account included any Excluded Payments or Overpayment Amounts, and, if so, their basis and amount.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

To the extent the amount so deposited into the Joint Concentration Account is otherwise different than the Applicable Amount, such certificate shall also describe in reasonable detail the [****] to ensure that all amounts required to be sent to the Joint Concentration Account by Astellas pursuant to the Astellas Notice or CVT pursuant to this Agreement are so sent and [****].

3.3 Related Regadenoson Payments. Within [****] of any Related Regadenoson Payments, or any other amounts to which TPG-Axon is entitled under this Agreement, being deposited in the Joint Concentration Account in circumstances where Regadenoson Royalty payments are not also deposited, CVT shall deliver to TPG-Axon a CVT Officer’s Certificate dated the date of delivery, certifying as to the matters covered by the CVT Officer’s Certificate under Section 3.2, with appropriate adjustments to reflect that the amount deposited consisted of Related Regadenoson Payments and/or other amounts to which TPG-Axon is entitled under this Agreement rather than Regadenoson Royalty payments.

3.4 CVT’s Receipt of Payments. Upon receipt of any payments by CVT for any Regadenoson Royalty or any Related Regadenoson Payments or any other amounts to which TPG-Axon is entitled under this Agreement, CVT shall hold (a) fifty percent (50%) of such payments in trust for the benefit of TPG-Axon on account of its ownership of the Assigned Rights, in the case of any payments for any Regadenoson Royalty or any Related Regadenoson Payment or (b) all of such amounts in trust for the benefit of TPG-Axon, in the case of other amounts (if any) to which TPG-Axon is entitled under this Agreement, and shall deposit all of such payments into the Joint Concentration Account as follows: (i) within [****] of CVT’s receipt of such payments to the extent the payments received include any on-time quarterly Regadenoson Royalty payment pursuant to Section 5.7 of the Astellas Agreement or (ii) otherwise within [****] of the receipt by CVT of such payments. Concurrently with the deposit of such payments, CVT shall deliver to TPG-Axon a CVT Officer’s Certificate dated the date of delivery, certifying as to the matters covered by the CVT Officer’s Certificate under Section 3.2 or Section 3.3, as applicable, and with appropriate adjustments to reflect that the amount being deposited is being deposited by CVT rather than Astellas.

3.5 Offsets. Because TPG-Axon is purchasing the Assigned Rights, the Parties acknowledge that the Assigned Rights are subject to the terms and conditions of the Astellas Agreement relevant to the Assigned Rights. The Parties intend this Section 3.5 to address how certain potential offset and/or reduction provisions under the Astellas Agreement (each specified below) or other potential offsets between CVT and Astellas (if any) will affect the Assigned Rights and payments made on account thereof for purposes of this Agreement. Pursuant to Section 6.1(a), TPG-Axon must consent to [****] The Parties intend and agree that such [****] will [****] pursuant to this Agreement.

(a) Regadenoson-Related Section 5.8(a)(ii)(2) Offsets. In the event that Astellas offsets against a portion of the Regadenoson Royalty under Section 5.8(a)(ii)(2) of the Astellas Agreement any monies, upfront fees, licensing fees, royalties and

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

milestones paid to a Third Person (other than lump sum payments covered by Section 5.8(a)(ii)(1) of the Astellas Agreement) (a “Section 5.8(a)(ii)(2) Offset”), and provided that the applicable Section 5.8(a)(ii)(2) Offset is due to licenses, fees and other payments permitted under such Section 5.8(a)(ii)(2) in connection with the development, manufacture, export, import, use, offer for sale and/or sale of Regadenoson in the Territory, the following provisions shall apply:

(i)	in connection with the delivery of any Royalty Report or CVT Officer’s Certificate under Section 3.2 or Section 3.4, as applicable, that includes a Section 5.8(a)(ii)(2) Offset, the Parties’ Primary Contacts will discuss the amount of such Section 5.8(a)(ii)(2) Offset and attempt to agree in writing on (A) the portion of such Section 5.8(a)(ii)(2) Offset that is the correct amount of such Section 5.8(a)(ii)(2) Offset under the Astellas Agreement (any such agreed upon amount being referred to as the “Agreed-On Section 5.8(a)(ii)(2) Offset Amount”) and (B) the portion of such Section 5.8(a)(ii)(2) Offset, if any, that is in excess of the correct amount of such Section 5.8(a)(ii)(2) Offset under the Astellas Agreement and the amount of such excess (any such agreed upon amount being referred to as the “Agreed-On Excess Section 5.8(a)(ii)(2) Offset Amount”);

(ii)	to the extent the Parties’ Primary Contacts are unable to agree on the correct amount for a Section 5.8(a)(ii)(2) Offset or as to the amount by which any amount taken as an offset under Section 5.8(a)(ii)(2) of the Astellas Agreement exceeds the correct Section 5.8(a)(ii)(2) Offset (any such disputed amounts being referred to as the “Disputed Section 5.8(a)(ii)(2) Offset Amounts”), within [****] following delivery of the applicable Royalty Report or CVT Officer’s Certificate under Section 3.2 or Section 3.4, as applicable, each Party shall designate an executive officer to discuss the matter with an executive officer of the other Party and attempt to reach agreement in writing on the Agreed-On Section 5.8(a)(ii)(2) Offset Amount and Agreed-On Excess Section 5.8(a)(ii)(2) Offset Amount within [****] following the end of the prior [****] period (and, if they agree upon the same during such period, such amounts shall no longer be considered Disputed Section 5.8(a)(ii)(2) Offset Amounts but shall become Agreed-On Section 5.8(a)(ii)(2) Offset Amounts and Agreed-On Excess Section 5.8(a)(ii)(2) Offset Amounts);

(iii)

the payments which TPG-Axon is entitled to in payment of the TPG-Axon Royalty Interest shall be reduced based on the applicable Section 5.8(a)(ii)(2) Offset to the extent of the amount calculated by multiplying such Section 5.8(a)(ii)(2) Offset (including

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

the Agreed-On Section 5.8(a)(ii)(2) Offset Amount, any Agreed-On Excess Section 5.8(a)(ii)(2) Offset Amount and any Disputed Section 5.8(a)(ii)(2) Offset Amount) by [****] by a [****] under the Astellas Agreement for such Calendar Quarter (including, for the avoidance of doubt, all [****]);

(iv)	in the event any Agreed-On Excess Section 5.8(a)(ii)(2) Offset Amount exists, [****];

(v)	In the event Disputed Section 5.8(a)(ii)(2) Offset Amounts exist following expiration of the applicable time period(s) utilized by the Parties under Section 3.5(a)(i) or (ii), then [****]; and

(vi)	In the event any Disputed Section 5.8(a)(ii)(2) Offset Amounts exist following the expiration of the applicable time period(s) utilized by the Parties under Section 3.5(a)(i) and (ii), each Party is free to pursue a resolution of such dispute with the other Party, along with any related matters, in the judicial system (without having to comply with the dispute resolution procedures set forth in Section 9.2) or to otherwise exercise any right or remedy such Party may have against the other Party pursuant to this Agreement.

(b) Other Section 5.8(a)(ii)(2) Offsets (If Any). In the event that, notwithstanding CVT’s covenant set forth in Section 6.5(o) relating to any offset under Section 5.8(a)(ii)(2) of the Astellas Agreement for any Licensed Product other than Regadenoson in the Territory, a Section 5.8(a)(ii)(2) Offset occurs and such Section 5.8(a)(ii)(2) Offset is taken by Astellas due to licenses, fees and other payments permitted under Section 5.8(a)(ii)(2) of the Astellas Agreement in connection with the development, manufacture, export, import, use, offer for sale and/or sale of any Licensed Product other than Regadenoson in the Territory, then, within [****] following delivery of the applicable Royalty Report or CVT Officer’s Certificate under Section 3.2 or Section 3.4, as applicable, that indicates such Section 5.8(a)(ii)(2) Offset, CVT will, in lieu of its indemnification obligations set forth in Section 8.2, pay directly to TPG-Axon into the TPG-Axon Concentration Account (and not into the Joint Concentration Account) an amount equal to the amount by which TPG-Axon’s payments for the Regadenoson Royalty were reduced based on such Section 5.8(a)(ii)(2) Offset. If CVT makes a payment to TPG-Axon pursuant to this Section 3.5(b), and if [****] for which CVT made such payment hereunder, CVT shall [****]

(c) Section 3.4(c)(ii) Offsets. In the event that, notwithstanding CVT’s covenant set forth in Section 6.5(o), Astellas offsets or deducts CVT’s [****] for [****] against a portion of the Regadenoson Royalty pursuant to Section 3.4(c)(ii) of the Astellas Agreement (a “Section 3.4(c)(ii) Offset”), then within [****] following the delivery of the applicable Royalty Report or CVT Officer’s Certificate under Section 3.2 or 3.4, as applicable, that indicates such Section 3.4(c)(ii) Offset, CVT will, in lieu of its

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

indemnification obligations set forth in Section 8.2, pay directly to [****]. If CVT makes a payment to TPG-Axon pursuant to this Section 3.5(c), and if [****] for which CVT made such payment hereunder, CVT shall [****].

(d) Other Offsets. In the event that, notwithstanding [****] Astellas offsets a portion of the Regadenoson Royalty under any provision of the Astellas Agreement [****] or Astellas offsets [****] CVT or any of its Affiliates and Astellas or any of its Affiliates, [****] (any such offset, an “Other Offset”), the following provisions shall apply:

(i)	in connection with the delivery of any Royalty Report or CVT Officer’s Certificate under Section 3.2 or Section 3.4, as applicable, that includes an Other Offset, the Parties’ Primary Contacts will discuss the nature of the CVT obligation to Astellas giving rise to such Other Offset and the amount of such Other Offset and attempt to agree in writing on (A) whether an actual CVT obligation to Astellas exists that gives rise to such Other Offset and the portion of such Other Offset that correctly represents an actual obligation of CVT to Astellas and the amount of such Other Offset (any such agreed upon amount being referred to herein as the “Agreed-On Other Offset Amount”) and (B) the portion of such Other Offset, if any, that is in excess of the correct amount of such Other Offset (any such agreed upon amount being referred to herein as the “Agreed-On Excess Other Offset Amount”);

(ii)	to the extent the Parties’ Primary Contacts are unable to agree on whether an actual CVT obligation to Astellas exists giving rise to such Other Offset, or the correct amount for an Other Offset or as to the amount by which any amount taken as an offset exceeds the correct Other Offset (any such disputed amounts being referred to as the “Disputed Other Offset Amounts”), within [****] following delivery of the applicable Royalty Report or CVT Officer’s Certificate under Section 3.2 or Section 3.4, as applicable, each Party shall designate an executive officer to discuss the matter with an executive officer of the other Party and attempt to reach agreement in writing on the Agreed-On Other Offset Amount and the Agreed-On Excess Other Offset Amount within [****] following the end of the prior [****] period (and, if they agree upon the same during such period, such amounts shall no longer be Disputed Other Offset Amounts but shall become Agreed-On Other Offset Amounts and Agreed-On Excess Other Offset Amounts);

(iii)

in the event of any Other Offset, the payments which TPG-Axon is entitled to in payment of the TPG-Axon Royalty Interest shall be reduced based on the applicable Other Offset to the extent of the amount calculated by [****] by [****] and CVT will, within [****] of the

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Parties’ agreeing in writing on the amount of such Agreed-On Other Offset Amount, in lieu of its indemnification obligations set forth in Section 8.2, pay directly to [****]. If CVT makes a payment to TPG-Axon pursuant to this Section 3.5(d)(iii), and [****] for which CVT made such payment hereunder, [****];

(iv)	in the event any Agreed-On Excess Other Offset Amount exists, CVT will [****];

(v)	In the event Disputed Other Offset Amounts exist following expiration of the applicable time period(s) utilized by the Parties under Section 3.5(d)(i) or (ii), then [****];

(vi)	In the event any Disputed Other Offset Amounts exist following the expiration of the applicable time period(s) utilized by the Parties under Section 3.5(d)(i) and (ii), each Party is free to pursue a resolution of such dispute with the other Party, along with any related matters, in the judicial system (without having to comply with the dispute resolution procedures set forth in Section 9.2) or to otherwise exercise any right or remedy such Party may have against the other Party pursuant to this Agreement.

3.6 Deficient Payments and Late Payments. In the event that any Regadenoson Royalty payment or Related Regadenoson Payment or other payment to which TPG-Axon is entitled under this Agreement is made when due but is less than the aggregate Regadenoson Royalty or Related Regadenoson Payment or other payment then due under the Astellas Agreement or is entirely not made when due (and such shortfall or late payment is not because of an Offset addressed in Section 3.5(a), Section 3.5(b), Section 3.5(c) or Section 3.5(d) above or because of [****] (in any case, a “Deficient Payment”), then (a) CVT, within [****] of the delivery of any Royalty Report or CVT Officer’s Certificate under Section 3.2, Section 3.3 or Section 3.4, as applicable, that indicates a Deficient Payment or within [****] of when CVT otherwise has Knowledge of a Deficient Payment, will notify TPG-Axon in writing regarding the occurrence of the Deficient Payment and the details of the deficiency; and (b) CVT will [****].

3.7 [****] Matters.

(a) In the event of any [****] of any of its [****] being collectively referred to as [****], CVT, at [****] and at the [****], will promptly [****] which [****] and shall thereafter [****]. Any [****] will be [****] where, subject, in each case, to TPG-Axon’s rights with respect to Account Instructions [****] after [****] of [****] for the [****] in accordance with Section 3.1 and the Deposit Agreement, such [****] shall be [****] in accordance with the provisions of Section 3.1 and the Deposit Agreement.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(b) In the event any [****] CVT may, in its sole discretion, [****] in connection with such [****] if any, by [****] which [****] may include [****] CVT shall notify TPG-Axon in writing if it intends to [****]. If CVT [****] including any [****] CVT will be entitled to [****] with respect to such [****] and CVT will then [****] any amounts that CVT [****] or otherwise pursuant to any [****] with respect to such [****]. Such [****] will then be [****] in accordance with the provisions of Section 3.1 and the Deposit Agreement.

(c) Nothing set forth in this Section 3.7 or Section 6.5(d) shall [****] with regard to any [****] that is not covered by this Agreement.

3.8 Post-Termination Royalty Payments. If, during the Term, the Astellas Agreement is terminated and following such termination Astellas continues to pay royalties to the Joint Concentration Account and/or CVT on post-termination Regadenoson Net Sales in the Territory or is obligated under the Astellas Agreement to continue to pay such royalties, TPG-Axon will continue to be entitled to the TPG-Axon Royalty Interest under this Agreement as if such termination had not occurred. In addition, if, during the Term, the Astellas Agreement is terminated (either in whole or in part, or only with respect to a particular country or countries) and the terminated rights to Regadenoson revert to CVT, then CVT will: (a) use good faith, best efforts to either sublicense or divest the reverted rights to Regadenoson to Third Persons reasonably acceptable to TPG-Axon or commercially sell Regadenoson itself and through its Affiliates in a manner and on terms, in either case, that will reasonably likely result in an economic recovery from such rights that is commensurate with that under the Astellas Agreement and (b) negotiate in good faith and enter into with TPG-Axon an agreement that provides TPG-Axon with a royalty on post-termination Regadenoson sales (if any) and a percentage of Regadenoson outlicensing/disposition proceeds (if any) that is commensurate with the TPG-Axon Royalty Interest.

3.9 Excluded Payments. The Parties recognize that it is possible that Astellas may deposit into the Joint Concentration Account amounts that are Excluded Payments. Accordingly the remainder of this Section 3.9 shall apply where Astellas has deposited into the Joint Concentration Account any Excluded Payment.

(a) In connection with the delivery of any Royalty Report or CVT Officer’s Certificate under Section 3.2 or Section 3.3, as applicable, that includes an Excluded Payment, the Parties’ Primary Contacts will discuss the amount of such Excluded Payment and attempt to agree in writing on the portion of the amount deposited by Astellas into the Joint Concentration Account that correctly represents an actual Excluded Payment, and the amount thereof (any such agreed upon amount being referred to herein as the “Agreed-On Excluded Payment Amount”).

(b) To the extent the Parties’ Primary Contacts are unable to agree on the correct amount of any Excluded Payment (any such disputed amounts being referred to as the “Disputed Excluded Payment Amounts”), within [****] following delivery of the applicable Royalty Report or CVT Officer’s Certificate under Section 3.2 or Section 3.3,

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

as applicable, each Party shall designate an executive officer to discuss the matter with an executive officer of the other Party and attempt to reach agreement in writing on the Agreed-On Excluded Payment Amount within [****] following the end of the prior [****] period (and, if they agree upon the same during such period, such amount shall no longer be Disputed Excluded Payment Amounts but shall become Agreed-On Excluded Payment Amounts).

(c) With respect to the amount of any Agreed-On Excluded Payment Amount deposited into the Joint Concentration Account, the Parties agree that, subject to TPG-Axon’s rights with respect to Account Instructions during a CVT Event of Default as set forth in Section 3.1, the Final Instructions shall require JPMorgan to transfer one hundred percent (100%) of the Agreed-On Excluded Payment Amount from the Joint Concentration Account into the CVT Concentration Account before effecting any other transfer from the Joint Concentration Account provided for in such Final Instructions.

(d) In the event Disputed Excluded Payment Amounts exist following the expiration of the applicable time period(s) utilized by the Parties under Sections 3.9(a) and (b), each Party is free to pursue a resolution of such dispute with the other Party, along with any related matters, in the judicial system (without having to comply with the dispute resolution procedures set forth in Section 9.2) or to otherwise exercise any right or remedy such Party may have against the other Party pursuant to this Agreement.

3.10 Overpayments. The Parties recognize that it is possible that Astellas may deposit into the Joint Concentration Account or may pay directly to CVT amounts with respect to the Regadenoson Royalty or the Related Regadenoson Payments that exceed amounts actually due to CVT under the Astellas Agreement at such time (such amounts being referred to herein as “Overpayment Amounts”). Accordingly the remainder of this Section 3.10 shall apply where Astellas has deposited into the Joint Concentration Account any Overpayment Amounts.

(a) In connection with the delivery of any Royalty Report or CVT Officer’s Certificate under Section 3.2, Section 3.3 or Section 3.4, as applicable, that includes any Overpayment Amounts, the Parties’ Primary Contacts will discuss the amount of such Overpayment Amounts and attempt to agree in writing on (i) the portion of the amount deposited by Astellas into the Joint Concentration Account that correctly represents the portion, if any, of the payment deposited by Astellas into the Joint Concentration Account that is an overpayment with respect to the Regadenoson Royalty or the Related Regadenoson Payments, and the amount thereof (any such agreed upon amount being referred to herein as the “Agreed-On Overpayment Amount”).

(b) To the extent the Parties’ Primary Contacts are unable to agree on the correct amount for any Overpayment Amount (any such disputed amounts being referred to as the “Disputed Overpayment Amounts”), within [****] following delivery of the applicable Royalty Report or CVT Officer’s Certificate under Section 3.2, Section 3.3

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

or Section 3.4, as applicable, each Party shall designate an executive officer to discuss the matter with an executive officer of the other Party and attempt to reach agreement in writing on the Agreed-On Overpayment Amount within [****] following the end of the prior [****] period (and, if they agree upon the same during such period, such amount shall no longer be a Disputed Overpayment Amount but shall become an Agreed-On Overpayment Amount).

(c) With respect to the amount of any Agreed-On Overpayment Amount deposited into the Joint Concentration Account, the Parties agree that, subject to TPG-Axon’s rights with respect to Account Instructions during a CVT Event of Default as set forth in Section 3.1, at CVT’s election, the agreed upon Final Instructions shall require JPMorgan either (i) to transfer the full amount of such Overpayment Amount from the Joint Concentration Account to an account designated by Astellas to CVT, or (ii) to retain such Overpayment Amount in the Joint Concentration Account and distribute it in accordance with Section 3.1(a) as if it were the Regadenoson Royalty or a Related Regadenoson Payment and had been held in the Joint Concentration Account until the expiration of the applicable Calendar Quarter, in which case the Parties shall each credit the portion of such Overpayment Amount they each so receive against the portion of future Regadenoson Royalties and Related Regadenoson Payments that will become due to each Party pursuant to this Agreement in connection with future payments by Astellas of Regadenoson Royalties under the Astellas Agreement.

(d) In the event Disputed Overpayment Amounts exist following the expiration of the applicable time periods utilized by the Parties under Sections 3.10(a) and (b), each Party is free to pursue a resolution of such dispute with the other Party, along with any related matters, in the judicial system (without having to comply with the dispute resolution procedures set forth in Section 9.2) or to otherwise exercise any right or remedy such Party may have against the other Party pursuant to this Agreement.

3.11 CVT’s Record Keeping; TPG-Axon’s Audit Rights.

(a) Records. CVT and its Affiliates shall, consistent with GAAP and their respective internal financial control and reporting practices and procedures, keep and maintain for a period of [****] years from the end of the applicable Calendar Year (except as otherwise provided herein) accounts and records of all reports and data received by CVT from Astellas reasonably required to verify and calculate the portion of the Regadenoson Royalty and the Related Regadenoson Payments to which TPG-Axon is entitled under this Agreement.

(b) Audit of Astellas. CVT agrees that it shall, at the written request of TPG-Axon and at TPG-Axon’s expense (if not paid for by Astellas under the Astellas Agreement), promptly exercise its rights under Section 6.1 of the Astellas Agreement to conduct an audit of Astellas with respect to payments to CVT of the Regadenoson Royalty and Related Regadenoson Payments (an “Audit”). No more than one Audit may be conducted under this Section 3.11 in any Calendar Year, whether initiated by CVT or at TPG-Axon’s request as set forth in this Section 3.11.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

At any time that CVT wishes to exercise CVT’s rights to an Audit (other than pursuant to a request by TPG-Axon), CVT shall give TPG-Axon written notice (an “Audit Notice”) of its desire so to do. Within [****] of receipt of an Audit Notice, TPG-Axon shall provide CVT with written notice of its election to participate in the design of the Audit, and CVT and TPG-Axon shall share equally in the costs of such Audit. In the event that TPG-Axon does not respond to an Audit Notice within such [****] period or advises CVT that it does not desire to participate in the design of the Audit, such Audit shall be at CVT’s sole expense (if not paid for by Astellas under the Astellas Agreement).

All Audits will be conducted by CVT using any nationally recognized independent public accounting firm agreed to between CVT and TPG-Axon, and in accordance with the requirements of the Astellas Agreement. To the extent not prohibited by obligations of confidentiality between CVT and Astellas contained in the Astellas Agreement, TPG-Axon shall receive a copy of the results of such Audit (i.e., the actual amount of Regadenoson Royalty and Related Regadenoson Payments during the Calendar Year in question, and the details of any discrepancies between the Regadenoson Royalty and Related Regadenoson Payments that were paid to TPG-Axon and the Regadenoson Royalty and Related Regadenoson Payments that should have been paid). To the extent delivery of the results of any Audit is prohibited by obligations of confidentiality between CVT and Astellas contained in the Astellas Agreement, then, within [****] of CVT’s receipt of the results of such Audit, CVT shall deliver to TPG-Axon a CVT Officer’s Certificate, dated the date of delivery, certifying (i) that the results of such Audit indicate that there is no discrepancy between the Regadenoson Royalty and Related Regadenoson Payments that were paid to TPG-Axon and the Regadenoson Royalty and Related Regadenoson Payments that should have been paid to TPG-Axon for the Calendar Year in question, or (ii) in the event any such discrepancy exists, that there is a discrepancy. If an Audit indicates that any Regadenoson Royalty or Related Regadenoson Payments that were paid to TPG-Axon during any Calendar Year in question were less than the Regadenoson Royalty or Related Regadenoson Payments that should have been paid to TPG-Axon for such Calendar Year (“Audit Shortfall”), CVT will [****].

3.12 Taxes. Any withholding or other Tax that is required by Applicable Law to be withheld on behalf of TPG-Axon with respect to the Regadenoson Royalty or Related Regadenoson Payments to which it is entitled under this Agreement shall, to the extent such payments are being made by CVT to the Joint Concentration Account, be deducted by CVT from such payment and remitted to the proper Tax authority. CVT shall promptly furnish TPG-Axon with written evidence of its withholding and remittance of any such Taxes.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

3.13 Interest. Time for any payments hereunder shall be of the essence. Interest shall accrue on any amount overdue hereunder (from the date such payment is due through and including the date upon which full payment is made), including all payments in respect of the Regadenoson Royalty or Related Regadenoson Payments pursuant to this Agreement and all payments under Section 2.1(b)(ii), at the lesser of (a) the annual prime rate as reported by the Wall Street Journal, Eastern U.S. Edition, or any other reputable publication mutually agreed to by the Parties on the date such payment is due, plus an additional [****] or (b) the maximum annual rate permitted by Applicable Law, such interest to begin accruing on a daily basis on the basis of a 360-day year from the date due, and shall accrue both before and after judgment. Payment of accrued interest will accompany payment of the outstanding payment. For the avoidance of doubt, this Section 3.13 does not apply to any payments (or deficiencies in such payments) from Astellas to CVT (whether into the Joint Concentration Account or directly to CVT) and nothing in this Section 3.13 is intended to modify the other provisions of this Agreement with respect to Astellas [****].

3.14 Primary Contacts. Within [****] after the Closing Date, CVT and TPG-Axon will each appoint, and notify the other of, a person who will serve as such Party’s main contact to, and for, the other Party with regard to matters affecting the Parties’ relationship under this Agreement (each a “Primary Contact”). The Primary Contacts (or their designees) will meet, by phone or in person, as necessary to discuss and attempt to resolve any matters related to this Agreement. A Party may change its Primary Contact at any time, but will give notice to the other Party of any such change as soon as practical.

3.15 Joint Concentration Account Fees and Expenses.

(a) TPG-Axon and CVT shall equally share all fees, expenses and charges of JPMorgan by instructing JPMorgan to debit half of each such fee, expense or charge from the CVT Concentration Account (as defined in the Deposit Agreement) and half of each such fee, expense or charge from the TPG-Axon Concentration Account (as defined in the Deposit Agreement). In addition, TPG-Axon and CVT shall share equally any indemnity obligations under the Deposit Agreement.

(b) Except as set forth in Section 11(a) of the Deposit Agreement, neither Party shall have any right to terminate the Deposit Agreement without the other Party’s prior written consent. Any such consent, which the other Party may grant or withhold in its discretion, shall be subject to the satisfaction of each of the following conditions to the satisfaction of the other Party:

(i)	the successor joint concentration account bank shall be reasonably acceptable to the other Party;

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(ii)	TPG-Axon and CVT and the successor joint concentration account bank shall have entered into a deposit and account control agreement substantially in the form of the Deposit Agreement;

(iii)	all funds and items in the accounts subject to the Deposit Agreement to be terminated shall have been transferred to the new accounts held at the successor joint concentration account bank prior to or simultaneously with the termination of the Deposit Agreement; and

(iv)	TPG-Axon shall have received written evidence that Astellas has been instructed to remit all future payments in respect of the Regadenoson Royalty and Related Regadenoson Payments to the joint concentration account held at the successor joint concentration account bank.

(c) Upon the receipt by the Parties of a notice of resignation from JPMorgan pursuant to the terms of the Deposit Agreement, the Parties shall jointly select a successor joint concentration account bank subject to the satisfaction of each of the following conditions to the satisfaction of both Parties:

(i)	the successor joint concentration account bank shall be reasonably acceptable to each Party;

(ii)	TPG-Axon and CVT and the successor joint concentration account bank shall have entered into a deposit and account control agreement substantially in the form of the Deposit Agreement;

(iii)	all funds and items in the accounts subject to the Deposit Agreement shall have been transferred to the new accounts held at the successor joint concentration account bank prior to or simultaneously with the resignation of JPMorgan and the termination of the Deposit Agreement; and

(iv)	TPG-Axon shall have received written evidence that Astellas has been instructed to remit all future payments in respect of the Regadenoson Royalty and Related Regadenoson Payments to the joint concentration account held at the successor joint concentration account bank.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 4

CONFIDENTIAL INFORMATION

4.1 Definition of Confidential Information. For purposes of this Agreement, the term “Confidential Information” of a Party means any information furnished by or on behalf of such Party to the other Party or its Affiliates pursuant to this Agreement, which information (a) is of the nature that is typically known to be of a confidential nature, or (b) if disclosed in tangible form, is marked “Confidential” or with other similar designation to indicate its confidential or proprietary nature, or (c) if disclosed orally, is indicated orally to be confidential or proprietary at the time of such disclosure. CVT’s Confidential Information shall include all reports and CVT Officer’s Certificates and written notices CVT provides to TPG-Axon pursuant to this Agreement.

Notwithstanding the foregoing, a Party’s Confidential Information shall not include information that, in each case as demonstrated by written documentation or other competent evidence:

(i)	was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure;

(ii)	was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

(iii)	became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in Breach of this Agreement;

(iv)	was subsequently lawfully disclosed to the receiving Party by a Third Person having no obligation to the disclosing Party or its Affiliates; or

(v)	is independently developed by the receiving Party as evidenced by contemporaneous written documentation without the benefit of Confidential Information of the disclosing Party.

4.2 Obligations. Except as authorized in this Agreement or except upon obtaining the other Party’s prior written permission to the contrary, each Party agrees that during the Term and [****] years thereafter, it will:

(a) maintain in confidence, and not disclose to any person or entity, the other Party’s Confidential Information;

(b) not use the other Party’s Confidential Information for any purpose, except as contemplated in this Agreement; and

(c) protect the other Party’s Confidential Information in its possession by using the same degree of care as it uses to protect its own Confidential Information (but no less than a reasonable degree of care).

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Notwithstanding anything to the contrary in this Agreement, a Party will be entitled to an injunctive relief to restrain the Breach or threatened Breach by the other Party of this Article IV without having to prove actual damages or threatened irreparable harm. Such injunctive relief will be in addition to any rights and remedies available to the aggrieved Party at law, in equity, and under this Agreement for such Breach or threatened Breach.

4.3 Permitted Disclosures.

(a) Permitted Persons. A Party may disclose the other Party’s Confidential Information, without the other Party’s prior written permission, to:

(i)	its and its Affiliates’ members, managers, trustees, directors, employees, partners, agents, consultants, attorneys, accountants, investment bankers, shareholders, potential parties to corporate transactions (e.g., partnering and/or acquisition discussions), beneficiaries, banks and other financing sources, and permitted assignees, purchasers, transferees or successors-in-interest under Section 9.6, in each case, who need to know such Confidential Information to provide financing to the Party or to assist the Party in evaluating the transactions contemplated hereby or in fulfilling its obligations or exploiting its rights hereunder (or to determine their interest in providing such financing or assistance) and who are, prior to receiving such disclosure, bound by written or professional confidentiality and non-use obligations no less stringent than those contained herein;

(ii)	permitted assignees, purchasers, transferees or successors-in-interest (or potential assignees, purchasers, transferees or successors-in-interest) under Section 9.6, in each case, who need to know such Confidential Information in connection with such assignment, sale or transfer (or potential assignment, sale or transfer), including following any such assignment, sale or transfer in order to fulfill their obligations or exploit their rights under this Agreement, and who are, prior to receiving such disclosure, bound by written or professional confidentiality and non-use obligations no less stringent than those contained herein; or

(iii)

other Persons who are investors or potential investors (or advisors or fiduciaries (including trustees) to such Persons) in connection with a private placement or other public or non-public equity, debt, or other investment or potential investment transaction in or with a Party or its Affiliate (including such an investment or potential investment in or with a TPG-Axon Affiliate to which TPG-Axon has, consistent with Section 9.6, assigned or otherwise sold, transferred, pledged or contributed its rights to receive payment under this

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Agreement), in each case, who need to know such Confidential Information in connection with such equity, debt, or other investment or potential investment transaction (providing that, for this purpose, such Party may disclose only Confidential Information of the other Party pertinent to the investment or potential investment transaction and may make such disclosures only in anticipation, and during the period, of such investment or potential investment transaction), and who are, prior to receiving such disclosure, bound by written or professional confidentiality and non-use obligations no less stringent than those (including as to the expiration of the relevant confidentiality period) customary for such purpose.

(b) Legally Required. A Party may disclose the other Party’s Confidential Information, without the other Party’s prior written permission, to any Person or Governmental Authority to the extent such disclosure is necessary to comply with Applicable Law, applicable stock exchange requirements, or an order or subpoena from a court of competent jurisdiction; provided that the compelled Party, to the extent it may legally do so, shall give reasonable advance notice to other Party of such disclosure and, at such other Party’s reasonable request and expense, the compelled Party shall use its commercially reasonable efforts to secure confidential treatment of such Confidential Information prior to its disclosure (whether through protective orders or otherwise). However, if a Party receives a request from an authorized representative of a United States or foreign Tax authority for a copy of the Agreement, that Party may provide a copy of the Agreement to such tax authority representative without advance notice to, or the permission or cooperation of, the other Party, but the disclosing Party must notify the other Party of the disclosure as soon as practical.

(c) Additional Permitted Disclosures. A Party may also disclose the other Party’s Confidential Information in connection with the enforcement of rights or compliance with obligations under this Agreement or any other Transaction Document or as required to perfect a Party’s rights hereunder or under any of the other Transaction Documents.

4.4 Terms of Agreement. Except to the extent allowed under Section 4.3 or as otherwise permitted in accordance with this Section 4.4, neither Party shall make any public announcements concerning this Agreement or the terms hereof, nor refer to or use the name of the other party in any advertisement or promotional materials without the prior written consent of the other Party. The Parties agree that CVT will issue a press release announcing the execution of this Agreement (which may include references to the other Transaction Documents), and the transactions contemplated by this Agreement, which press release shall be in the form of Exhibit 7. The Parties agree that they will each treat the contents and terms of this Agreement and the consideration for this Agreement as Confidential Information of the other Party. Consistent with

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Section 4.3(b), the Parties acknowledge that CVT will file a copy of this Agreement with the SEC as required by Applicable Law. CVT will use commercially reasonable efforts to provide TPG-Axon with a copy of any such SEC or other filing regarding the Agreement or its terms to review prior to filing. CVT will consider any comments of TPG-Axon in good faith with respect to confidential treatment of the Agreement’s terms and shall redact the Agreement in a manner allowed by the SEC to protect confidential terms. The Agreement as so redacted and filed by CVT with its SEC filings shall be the version filed with the SEC or pursuant to any other filing required to be made by a Party; provided, however, that, to the extent TPG-Axon files such version with the SEC or pursuant to any other filing required to be made by TPG-Axon and the SEC or any other applicable Governmental Authority requires a different version to be filed, TPG-Axon is permitted to file such different version, provided further that TPG-Axon provides notice to CVT prior to filing such different version, together with the different version, using all commercially reasonable efforts to provide such notice with sufficient time for CVT to comment thereon and to coordinate its own related filings, if any, in view of TPG-Axon’s filing of such different version, as CVT deems appropriate. For purposes of clarity, each Party is free to discuss with Third Persons the information regarding the Agreement and Parties’ relationship disclosed in such SEC filings and any other authorized public announcements; provided, however, that CVT may make any subsequent disclosures with respect to the transactions contemplated hereby as may, in its reasonable judgment based on advice of counsel, be required by Applicable Law, provided further that CVT provides notice to TPG-Axon prior to such disclosure, together with the form of proposed disclosure, using all commercially reasonable efforts to provide such notice with sufficient time for TPG-Axon to comment.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES; LIMITATION OF LIABILITY

5.1 CVT’s Representations and Warranties. CVT represents and warrants to TPG-Axon as of the date of this Agreement and as of the Closing Date as follows and acknowledges that TPG-Axon is relying on such representations and warranties in entering into this Agreement:

(a) Organization. CVT is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware.

(b) Ownership.

(i)

CVT is the sole owner of all legal and equitable title to the Assigned Rights, free and clear of any Encumbrances, subject to the Astellas Agreement. The Assigned Rights sold, transferred, conveyed, assigned and delivered on the Closing Date have not been pledged, sold, transferred, conveyed, assigned or delivered to any other Person, and CVT has full right, power and authority to sell,

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

transfer, convey, assign and deliver the Assigned Rights to TPG-Axon. Upon the sale, transfer, conveyance, assignment and delivery of the Assigned Rights to TPG-Axon pursuant to Article 2, TPG-Axon shall be the sole owner of all legal and equitable title to the Assigned Rights, free and clear of any Encumbrances, subject to the Astellas Agreement. CVT has full right, power and authority to grant a precautionary security interest in the Assigned Rights to TPG-Axon, free and clear of any Encumbrances, subject to the Astellas Agreement.

(ii)	CVT is the sole owner of all legal and equitable title to the Collateral, free and clear of any Encumbrances, subject to the Astellas Agreement. CVT has not granted a security interest in the Collateral to any other Person, and CVT has full right, power and authority to grant a security interest in the Collateral to TPG-Axon, free and clear of any Encumbrances, subject to the Astellas Agreement. In addition, upon the filing of the appropriate UCC financing statements naming TPG-Axon as secured party and describing the Collateral in the applicable filing offices in the jurisdictions listed in Schedule 2.2(b)(xii), this Agreement together with the other Transaction Documents creates a legal, valid, perfected and first priority security interest under the Code on and in all of the Collateral in which CVT now has rights and will create a legal, valid, perfected and first priority security interest under the Code in the Collateral in which CVT later acquires rights, except in each case to the extent that any such loss of perfection or priority results from the failure of TPG-Axon to make a related filing or to continue previously filed financing statements or other documents prior to the expiration thereof or any termination of the Deposit Agreement.

(c) Authorization. CVT has all necessary corporate power, right and authority to carry on its business as it is presently carried on by CVT, to enter into, execute and deliver this Agreement, the Deposit Agreement and the Intellectual Property Security Agreement (collectively, the “Transaction Documents”), to sell, assign, transfer, convey and deliver the Assigned Rights to TPG-Axon and to perform all of the covenants, agreements, and obligations to be performed by CVT hereunder and under the other Transaction Documents. This Agreement and the other Transaction Documents have been duly executed and delivered by CVT and each constitutes CVT’s valid and binding obligation, enforceable against CVT in accordance with its respective terms, subject to bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and to equitable principles.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(d) No Conflicts. Neither the execution and delivery of each of the Transaction Documents nor the performance or consummation of any of them or the transactions contemplated thereby will: (i) conflict with, result in a Breach or violation of, constitute a default under or accelerate the performance under (with due notice or lapse of time or both) the terms of: (A) any Applicable Law, (B) any Material Contract, or (C) the certificate of incorporation or by-laws of CVT; or (ii) relieve any party to the Astellas Agreement (or their respective Affiliates) of any of its obligations under the Astellas Agreement or enable it to terminate or suspend the Astellas Agreement or its obligations thereunder.

(e) Astellas Agreement. The Astellas Agreement is a valid and binding obligation, enforceable in accordance with its terms and is in full force and effect, subject to bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and to equitable principles. Neither CVT, its Affiliates nor, to the Knowledge of CVT, Astellas, is in material Breach of any of their respective obligations under the Astellas Agreement. CVT has not waived any rights or material Breaches under the Astellas Agreement, and, to the Knowledge of CVT, no event has occurred which, after the giving of notice or the lapse of time or both, would constitute a material Breach by CVT under the Astellas Agreement or, to the Knowledge of CVT, would constitute a material Breach by Astellas under the Astellas Agreement. A [****] has been [****]. To the Knowledge of CVT, it has not received any written notice that the Astellas Agreement has been, will be, or is threatened to be terminated (in part or in whole) or that CVT is in material Breach of its obligations under the Astellas Agreement. CVT has no intention of terminating the Astellas Agreement (in part or in while) and is not aware of any events, circumstances or grounds upon which the Astellas Agreement may be terminated (in part or in whole) by a party thereto for material Breach.

(f) Valid Claims Period. The Licensed Patents contain one or more Valid Claims covering Regadenoson or its marketing, sale or distribution in the United States that will not expire before [****] (without giving effect to any patent term extensions).

(g) Litigation.

(i)

CVT Litigation. Except for any patent office proceedings in the ordinary course of patent prosecution (for clarity, ordinary course does not include any Third Person interference, reexamination, reissue, opposition, post grant review or other challenges to patents or patent applications), there is no (i) action, suit, claim, proceeding or investigation pending or, to the Knowledge of CVT, threatened against CVT or its Affiliates, at law or in equity, (ii) arbitration proceeding to which CVT is a party, or (iii) Governmental Authority inquiry pending or, to the Knowledge of CVT, threatened against CVT or its Affiliates, which, in each case, if adversely determined, would question or defeat the validity or enforceability of any of the Licensed Patents in the Territory or any of the Licensed Know-How,

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

or prevent the consummation of the transactions contemplated by the Transaction Documents, or otherwise adversely affect the Assigned Rights.

To the Knowledge of CVT, (1) the practice of the Licensed Patents in the Territory does not infringe any valid and enforceable patent claim of any Third Person that is not included in the Licensed Technology licensed to Astellas under the Astellas Agreement and (2) the practice of the Licensed Know-How does not infringe any valid and enforceable patent claim of any Third Person or misappropriate or make any unauthorized use of any trade secret right of any Third Person other than Astellas that is not included in the Licensed Technology licensed to or owned by Astellas under the Astellas Agreement. To the Knowledge of CVT, no Third Person is infringing, misappropriating or making any unauthorized use of any Licensed Patent in the Territory or Licensed Know-How.

There is no action, suit, claim, proceeding, investigation or arbitration initiated by CVT pending or threatened in writing against a Third Party relating to the Astellas Agreement or to any Licensed Patent in the Territory or Licensed Know-How.

None of the Licensed Patents in the Territory or Licensed Know-How is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the use or licensing thereof by CVT or, to the Knowledge of CVT, by Astellas.

To the Knowledge of CVT, no certification has been filed under the U.S. “Drug Price Competition and Patent Term Restoration Act of 1984” claiming that a Licensed Patent in the Territory is invalid or that the manufacture, use, import, offer for sale or sale of Regadenoson by a Third Person will not infringe a Licensed Patent in the Territory.

(ii)

Astellas Litigation. To the Knowledge of CVT, there is no (i) action, suit, claim, proceeding or investigation pending or threatened against Astellas or its Affiliates, at law or in equity, (ii) arbitration proceeding to which Astellas or its Affiliates is a party, or (iii) Governmental Authority inquiry pending or threatened against Astellas or its Affiliates, which, if adversely determined, would question or defeat the validity or enforceability of any of the Licensed Patents in the Territory or any of the Licensed Know-How, or prevent the consummation of the transactions contemplated by the Transaction Documents, or otherwise adversely affect the Assigned Rights. To the Knowledge of CVT, the making, use, sale,

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

offer for sale, and import of Regadenoson in the Territory by Astellas does not infringe any valid and enforceable patent claim of any Third Person that is not included in the Licensed Technology licensed to Astellas under the Astellas Agreement or misappropriate or make any unauthorized use of any trade secret right of any Third Person that is not included in the Licensed Technology licensed to or owned by Astellas under the Astellas Agreement.

(h) No Consent. Other than the filing of UCC-1s and security documents as contemplated by this Agreement or the other Transaction Documents, no consent, approval, license, order, authorization, registration, declaration or filing with or of any Person is required by CVT in connection with the execution and delivery by CVT of this Agreement or the other Transaction Documents, the performance by CVT of its obligations under this Agreement and the other Transaction Documents or the consummation of any of the transactions contemplated hereby or thereby. CVT’s sale, assignment, transfer, conveyance and delivery of the Assigned Rights to TPG-Axon under this Agreement does not require notice to (other than the [****]), or the consent or approval of, [****] and does not violate or Breach the Astellas Agreement even if Astellas never provides any consent or approval for such sale, assignment, conveyance, transfer and delivery.

(i) Other Agreements. Other than pursuant to the security interest in the Collateral created under this Agreement and the Transaction Documents, CVT has not sold and has not entered into any contract, agreement, commitment or undertaking creating an Encumbrance on, the fifty percent (50%) of the Regadenoson Royalty that CVT is entitled to receive from Astellas under the Astellas Agreement after giving effect to the sale of the TPG-Axon Royalty Interest to TPG-Axon pursuant to this Agreement.

(j) Certain Regulatory and Other Matters.

(i)	To the Knowledge of CVT, Astellas holds all applicable approvals and authorizations from Governmental Authorities necessary for Astellas to conduct its business in the manner in which such business is being conducted with respect to Regadenoson, including the manufacturing and marketing of Regadenoson, and all such approvals and authorizations are in good standing and in full force and effect. Neither CVT nor, to the Knowledge of CVT, Astellas has received any written notice or any other communication from any Governmental Authority regarding any actual or possible revocation, withdrawal, suspension, cancellation, termination or material modification of any such approvals or authorizations;

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(ii)	To the Knowledge of CVT, Astellas is not nor has it been (A) debarred by the FDA; (B) debarred, excluded, suspended, or otherwise ineligible to participate in federal health care programs such as Medicare or Medicaid or in federal procurement and non-procurement programs; or (C) charged with, or convicted of, violating Applicable Law regarding Regadenoson;

(iii)	To the Knowledge of CVT, Regadenoson is being and all times has been (as applicable) developed, tested, manufactured, labeled, stored, distributed, promoted and marketed in compliance in all material respects with all Applicable Law, including with respect to investigational use, good clinical practices, good laboratory practices, good manufacturing practices, record keeping, security, and filing of reports; and

(iv)	To the Knowledge of CVT, Regadenoson in the Territory has not been the subject of or subject to (as applicable) any recall, suspension, market withdrawal or seizure, any warning letter, or other written communication asserting lack of compliance with any Applicable Law in any material respect; and no clinical trial of Regadenoson in the Territory has been suspended, put on hold, or terminated prior to completion as a result of any action by the FDA or other Governmental Authority or voluntarily. To the Knowledge of CVT, no event has occurred or circumstances exist that is reasonably likely to give rise to or serve as a basis for any of the foregoing events.

(k) [****]. To the Knowledge of CVT, there has been no court order of the type described in [****] Astellas has not [****] the Astellas Agreement, and [****] has otherwise [****] under the Astellas Agreement for any reason. The Regadenoson Royalty is twenty percent (20%) of Regadenoson Net Sales.

(l) [****] Rights. CVT has not [****] under the Astellas Agreement to [****] the Astellas Agreement.

(m) [****] Astellas. CVT has not [****] in the Territory under [****] of the Astellas Agreement for [****] and Astellas has not given CVT [****] the Astellas Agreement for [****] for which CVT’s [****] the Astellas Agreement.

(n) Patent Prosecution and Maintenance. CVT has [****] any [****] the Astellas Agreement that Astellas does [****] of the filing, prosecution or maintenance of any of the Licensed Patents covering Regadenoson in the Territory and CVT has never [****] Astellas has [****] the Astellas Agreement, other than [****] alone or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(o) CVT’s [****] under the Astellas Agreement. CVT has not received from Astellas any notice under [****] to the effect that Astellas [****] Licensed Patent in the Territory, and CVT has [****] the Astellas Agreement to the effect that CVT [****] in the Territory, other than the [****] and provided that any such [****] either alone or in aggregate, would not reasonably be expected to have a Material Adverse Effect.

(p) [****] Notices. CVT has [****] written notice under [****] Astellas Agreement.

(q) [****]. CVT has [****] of the type described in [****] the Astellas Agreement, nor has CVT [****].

(r) UCC Account. The TPG-Axon Royalty Interest being purchased by TPG-Axon pursuant to the Transaction Documents constitutes an “account” as defined in Section 9-102 of the Code.

(s) Licensed Patents. The Licensed Patents (as defined in the Astellas Agreement) are set forth on Exhibit 8.

(t) No Competing Regadenoson Compound or Product by CVT. Neither CVT nor any of its Affiliates is developing or commercializing any compound or product (whether owned or in-licensed) that competes or, if successfully developed, would reasonably be expected to compete with Regadenoson in the Territory and CVT and its Affiliates have no plans or intentions to develop or acquire such a compound or product in the Territory.

(u) Offsets. The Regadenoson Royalty is not subject to any reduction, offset, deduction or withholding by Astellas related to any obligation of or to CVT or a CVT Affiliate whether under the Astellas Agreement or otherwise, including based on any obligations existing prior to the Closing Date, [****]. Other than as described in the immediately preceding sentence (pursuant to a [****]), CVT does not have any obligations to Astellas or any Affiliate of Astellas that could cause a reduction, offset, deduction or withholding by Astellas against the Regadenoson Royalty, CVT holds no overpayments from Astellas or any Affiliate of Astellas, and Astellas does not have any other claims or defense (other than as described in the immediately preceding sentence (pursuant to [****]), that could cause a reduction, offset, deduction or withholding by Astellas against the Regadenoson Royalty. Astellas has [****] as a result of [****] the [****].

(v) Full Disclosure. To the Knowledge of CVT, no representation or warranty by CVT contained in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any statement contained herein not misleading.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(w) No Brokers Fees. Neither CVT nor any of its Affiliates has retained any Person to whom any brokerage commission, finder’s fee or other like payment is or will be due in connection with this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby.

5.2 TPG-Axon Representations and Warranties. TPG-Axon represents and warrants to CVT as of the date of this Agreement and as of the Closing Date as follows and acknowledges that CVT is relying on such representations and warranties in entering into this Agreement:

(a) Organization. TPG-Axon has been duly constituted by a Trust Deed under Irish law, and subsists as, a stand alone unit trust regulated by the Irish Financial Services Regulatory Authority and its Trustee and Manager are respectively PFPC Bank Limited and TPG-Axon Capital (Ireland) Limited.

(b) Authorization. TPG-Axon has all necessary power, right and authority to carry on its business as it is presently carried on by TPG-Axon, to enter into, execute and deliver the Transaction Documents and to perform all of the covenants, agreements, and obligations to be performed by TPG-Axon hereunder and under the other Transaction Documents. This Agreement and the other Transaction Documents have been duly executed and delivered by TPG-Axon and each constitutes TPG-Axon’s valid and binding obligation, enforceable against TPG-Axon in accordance with its respective terms, subject to bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and to equitable principles. PFPC Trustee & Custodial Services Ltd. is a duly appointed trustee of TPG-Axon and has all necessary power, right and authority to enter into, execute and deliver this Agreement and the other Transaction Documents on behalf of TPG-Axon and, as the trustee of TPG-Axon, to cause TPG-Axon to perform all of the covenants, agreements and obligations to be performed by TPG-Axon hereunder and under the other Transaction Documents.

(c) No Conflict. Neither the execution and delivery of each of the Transaction Documents nor the performance or consummation of any of them or the transactions contemplated thereby will conflict with, result in a Breach or violation of, constitute a default under, or accelerate the performance under (with due notice or lapse of time or both) the terms of (i) any Applicable Law; (ii) any material contract, agreement, or other arrangement to which TPG-Axon is a party or by which TPG-Axon or any of its assets is bound or committed; or (iii) the applicable formation documents of TPG-Axon.

(d) No Consent. Other than the filing of UCC-1s and security documents as contemplated by this Agreement or the other Transaction Documents, no consent, approval, license, order or authorization, registration, declaration or filing with or of any Person is required by TPG-Axon in connection with the execution and delivery by TPG-Axon of this Agreement, the performance by it of its obligations under this Agreement or the other Transaction Documents or the consummation of any of the transactions contemplated hereby or thereby.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(e) Sufficient Funds. TPG-Axon will have on or before each of the dates on which payments are due under Section 2.1(b) sufficient funds available to pay such amounts.

(f) No Brokers Fees. Neither TPG-Axon nor any of its Affiliates has retained any Person to whom any brokerage commission, finder’s fee or other like payment is or will be due in connection with this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby.

5.3 Investigations. Any investigation or other examination that may have been made or may be made at any time by or on behalf of the Party to whom representations and warranties are made shall not limit, diminish or in any way affect the representations and warranties made to such Party or the right of such Party to indemnification, reimbursement or any other remedy based on the representations and warranties made to it by the other Party. Each Party may rely on the representations and warranties provided to it in this Agreement by the other Party irrespective of any information obtained by it by any investigation, examination or otherwise.

5.4 Disclaimer of Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY EXPRESSLY DISCLAIMS, WAIVES, RELEASES, AND RENOUNCES ANY WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 6

COVENANTS

During the Term, the following covenants shall apply:

6.1 Consent of TPG-Axon Required. CVT shall not, and CVT shall cause each of its Affiliates not to, take or perform any of the following actions without the prior written consent of TPG-Axon:

(a) [****] to a [****];

(b) [****] with respect to Regadenoson in the Territory;

(c) [****] unless such [****] would not reasonably be expected to have a Material Adverse Effect (in which case CVT shall notify TPG-Axon in writing at least [****] in advance of the date upon which CVT desires to take such action, describing [****] and, unless TPG-Axon provides notice to CVT within such [****] period that TPG-Axon reasonably considers [****] that is [****] including reasonable detail as to the basis for this determination (in which case the other provisions of this Section 6.1 relating to [****] CVT shall not [****];

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(d) agree [****] as described in [****] the Astellas Agreement, is [****];

(e) [****] for Regadenoson in the Territory under [****] the Astellas Agreement;

(f) [****] into any [****] of the Astellas Agreement; or

(g) agree to do any of the foregoing.

If CVT desires to take or perform any of the actions described in Sections 6.1(a) through (g) for which CVT must obtain TPG-Axon’s consent hereunder, CVT shall so notify TPG-Axon in writing at least [****] in advance of the date upon which CVT desires to take or perform such action, and in such notice CVT shall describe the nature of such action. TPG-Axon shall notify CVT in writing of whether TPG-Axon consents to such action within [****] after it receives any such notice from CVT hereunder. Failure of TPG-Axon to respond in writing to CVT within the [****] shall be deemed to be TPG-Axon’s prior written consent to the proposed action.

6.2 CVT Notification to TPG-Axon regarding the Astellas Agreement.

(a) Defaults, Termination, and Litigation. CVT shall observe and perform all the conditions and obligations to be observed and performed by it under the Astellas Agreement in all material respects, all in accordance with the terms and conditions thereof, except where the observance or performance therewith is contested in good faith [****] by appropriate proceedings. To the extent not prohibited by obligations of confidentiality between CVT and Astellas contained in the Astellas Agreement, CVT shall promptly (but no later than within [****] notify TPG-Axon in writing of any actual commencement of (or receipt of written notice of any actual or threatened) (i) default by CVT or Astellas under the Astellas Agreement (including the failure to pay Regadenoson Royalty when due), which, after the giving of notice or the lapse of time or both, would constitute a material Breach by CVT or Astellas under the Astellas Agreement, (ii) material Breach by CVT or Astellas of the Astellas Agreement, (iii) notice of, and recovery plan for, a force majeure event under the Astellas Agreement, (iv) suspension of compliance or performance by CVT or Astellas under the Astellas Agreement, or (v) termination (in part or in whole) under or of the Astellas Agreement. CVT shall promptly (but no later than within [****] notify TPG-Axon in writing of the actual commencement of (or receipt of written notice of the actual or threatened) any dispute, claim, suit, litigation or arbitration proceeding related to the Astellas Agreement. To the extent not prohibited by obligations of confidentiality between CVT and Astellas contained in the Astellas Agreement, each such notification shall contain a summary of the event described therein. To the extent not prohibited by obligations of confidentiality between CVT and Astellas contained in the Astellas Agreement, at the request of TPG-Axon, CVT shall provide to TPG-Axon [****] such additional information relating to the applicable matter as TPG-Axon shall reasonably request. CVT shall keep TPG-Axon reasonably informed as to the status and proposed resolution of each such matter.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(b) Certificate of Default, Termination, and Litigation. To the extent CVT is prohibited by obligations of confidentiality between CVT and Astellas contained in the Astellas Agreement from disclosing any of the information in subsection (a) above, within [****] following each Calendar Quarter, or within [****] of any date upon which CVT obtains Knowledge that any of the statements required below cannot be made in the affirmative, CVT shall deliver to TPG-Axon a CVT Officer’s Certificate certifying that CVT has no Knowledge of: (i) any default by CVT or Astellas under the Astellas Agreement (including the failure to pay Regadenoson Royalty when due) which, after the giving of notice or the lapse of time or both, would constitute a material Breach by CVT or Astellas under the Astellas Agreement, (ii) any material Breach by CVT or Astellas of the Astellas Agreement, (iii) any notice of, and recovery plan for, a force majeure event under the Astellas Agreement, (iv) any suspension of compliance or performance by CVT or Astellas under the Astellas Agreement, (v) any termination (in part or in whole) under or of the Astellas Agreement, and (vi) any actual commencement of (or receipt of written notice of the actual or threatened commencement of) any dispute, claim, suit, litigation or arbitration proceeding related to the Astellas Agreement, provided that, to the extent necessary in any such certification hereunder, CVT shall identify which of the statements in this Section 6.2(b)(i) through (vi) above CVT cannot certify at such time. If any certificate delivered hereunder does not include a certification of each of the statements set forth in clauses (i) through (vi) above, then, CVT shall consult with TPG-Axon and, to the extent not prohibited by obligations of confidentiality between CVT and Astellas contained in the Astellas Agreement, shall inform TPG-Axon of the status and proposed resolution of any related matters.

(c) Intellectual Property Updates by Astellas. To the extent not prohibited by the obligations of confidentiality between CVT and Astellas contained in the Astellas Agreement, CVT shall notify TPG-Axon in writing within [****] after CVT either receives any written notice (whether from Astellas or any Third Person) or otherwise has Knowledge of any material development relating to the status, validity, or change thereto, of any of the Licensed Patents in the Territory or Licensed Know-How, including any such development that describes an event that would reasonably be expected to result in a decrease in the Regadenoson Royalty (including material developments relating to maintenance, filings, extensions, abandonments, surrenders, patent office proceedings, Third Person interference or other challenges to, or Third Person potential infringement or misappropriation of such Licensed Technology) (each, an “IP Communication”) and shall inform TPG-Axon of the substance of each IP Communication. To the extent CVT is prohibited by obligations of confidentiality between CVT and Astellas contained in the Astellas Agreement from disclosing any such IP Communications, within [****] following each Calendar Quarter, CVT shall deliver to TPG-Axon a CVT Officer’s Certificate certifying that there have been no such material developments related to the status, prosecution and maintenance of the Licensed Patents in the Territory or Licensed Know-How as described above, or identifying what matters covered by this Section 6.2(c) as to which CVT cannot certify at

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

such time. If any CVT Officer’s Certificate delivered under this Section 6.2(c) does not include a certification with respect to all such statements, then, CVT shall consult with TPG-Axon and, to the extent not prohibited by obligations of confidentiality between CVT and Astellas contained in the Astellas Agreement, shall inform TPG-Axon of the status of any such matters.

CVT will promptly notify TPG-Axon in writing if CVT receives, or has Knowledge of, any certification filed under the U.S. “Drug Price Competition and Patent Term Restoration Act of 1984” claiming that a Licensed Patent in the Territory is invalid or that the manufacture, use, import, offer for sale or sale of Regadenoson by a Third Person will not infringe a Licensed Patent in the Territory.

(d) Additional Information regarding the Astellas Agreement. To the extent not prohibited by the obligations of confidentiality between CVT and Astellas contained in the Astellas Agreement, if, at any time during the Term:

(i)	CVT receives written notice from Astellas under [****] the Astellas Agreement related to Regadenoson, in which case CVT will notify TPG-Axon within [****] including an explanation of the reasons for the delay described in the notice;

(ii)	CVT provides written notice to Astellas that CVT is [****] Astellas to [****] of the Astellas Agreement, in which case CVT will notify TPG-Axon within [****] in writing of such notice;

(iii)	CVT receives written proof that Astellas [****] the Astellas Agreement with regard to the Regadenoson Royalty, in which case CVT will notify TPG-Axon in writing within [****] provide to TPG-Axon copies of receipts or other written evidence of such [****] that CVT receives from Astellas with respect to such [****] after receiving such information or request such information from Astellas, and work in good faith with TPG-Axon and Astellas to take commercially reasonable actions that minimize any material adverse effect such [****] has on the Assigned Rights, including by reasonably assisting TPG-Axon in claiming exemption from the applicable [****] under any [****] from time to time in force;

(iv)	CVT receives written notice that Astellas [****] Regadenoson in the Territory as described under [****] the Astellas Agreement, in which case CVT will notify TPG-Axon in writing with [****] such notice;

(v)

CVT receives written notice from Astellas that Astellas intends to [****] Regadenoson in the Territory in accordance with [****] the Astellas Agreement, or CVT [****] Regadenoson in the Territory (in either case [****] and provided that any such [****] either alone or in

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

aggregate, would not reasonably be expected to have a Material Adverse Effect), in which case CVT will notify TPG-Axon in writing within [****] of such notice;

(vi)	CVT receives written notice or otherwise has Knowledge of any [****] the Astellas Agreement, in which case CVT will notify TPG-Axon in writing within [****] of such suits, actions or claims;

(vii)	CVT provides written notice to, or receives notice from, Astellas of any [****] the Astellas Agreement, in which case CVT will [****] TPG-Axon within [****] of its provision or receipt and will provide reasonable details regarding such [****]; and

(viii)	any Licensed Patents covering Regadenoson in the Territory are issued with an expiration after [****] in which case CVT will notify TPG-Axon in writing within [****] of the issuance of such Licensed Patents.

To the extent any of the foregoing is prohibited by obligations of confidentiality between CVT and Astellas contained in the Astellas Agreement, CVT shall provide TPG-Axon with a CVT Officer’s Certificate within [****] of each Calendar Quarter (except that such certificate shall not be required with respect to Section 6.2(d)(i) above following the launch of Regadenoson by Astellas) stating that none of the events described in this Section 6.2(d) have occurred, provided that, to the extent necessary in any such certification hereunder, CVT shall identify which of the statements in this Section 6.2(d) CVT cannot certify at such time. If any CVT Officer’s Certificate delivered under this subsection (d) does not include a certification with respect to each of the statements set forth in (i) through (viii) above (except where such certificate is not required with respect to subsection (i) above following the [****]), then CVT shall consult with TPG-Axon and, to the extent not prohibited by obligations of confidentiality between CVT and Astellas contained in the Astellas Agreement, shall inform TPG-Axon of the status and proposed resolution, if applicable, of any such matters.

(e) Notice Regarding Certain Events. To the extent not prohibited by the obligations of confidentiality between CVT and Astellas contained in the Astellas Agreement, CVT agrees to notify TPG-Axon in writing with respect to the following matters during the Term, within [****] of CVT’s Knowledge thereof:

(i)	the occurrence of any CVT Event of Default;

(ii)	any event that would reasonably be expected to materially affect the sales of Regadenoson in the Territory;

(iii)	the actual or threatened revocation, withdrawal, suspension, cancellation, termination or material modification of any approvals

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

or authorizations of Governmental Authorities with respect to the development, manufacture, use or sale of Regadenoson in the Territory;

(iv)	in the event that CVT or Astellas is debarred, excluded, suspended, or otherwise ineligible to participate in federal health care programs such as Medicare or Medicaid or in federal procurement and non-procurement programs;

(v)	in the event CVT or Astellas becomes a party to a settlement, consent or similar agreement with the FDA or other Governmental Authority in the Territory regarding Regadenoson;

(vi)	in the event CVT or Astellas is charged with, or convicted of, violating Applicable Law in the Territory regarding Regadenoson;

(vii)	any recall, suspension, market withdrawal or seizure with respect to Regadenoson in the Territory; and

(viii)	in the event that any clinical trial of Regadenoson in the Territory conducted by or on behalf of CVT or, to the Knowledge of CVT, conducted by or on behalf of Astellas, is suspended, put on hold or terminated prior to completion as a result of any action by the FDA or other Governmental Authority.

To the extent any of the foregoing is prohibited by obligations of confidentiality between CVT and Astellas contained in the Astellas Agreement, CVT shall provide TPG-Axon with a CVT Officer’s Certificate within [****] of each Calendar Quarter stating that none of the events described in this Section 6.2(e) have occurred, provided that, to the extent necessary in any such certification hereunder, CVT shall identify which of the statements in this Section 6.2(e) CVT cannot certify at such time. If any CVT Officer’s Certificate delivered under this subsection (e) does not include a certification with respect to each of the statements set forth in (i) through (viii) above, then, CVT shall consult with TPG-Axon and, to the extent not prohibited by obligations of confidentiality between CVT and Astellas contained in the Astellas Agreement, shall inform TPG-Axon of the status and, if applicable proposed resolution of any such matters.

6.3 No Disposition of Rights under the Astellas Agreement. While TPG-Axon is entitled to receive the TPG-Axon Royalty Interest, and other than subject to the security interest in the Collateral created under this Agreement and the other Transaction Documents, CVT may not sell assign, transfer, license, sublicense, deliver or otherwise dispose of any or all of CVT’s rights or obligations under the Astellas Agreement, except CVT may, at any time, sell, assign, transfer, license, sublicense, encumber, deliver or otherwise dispose of all or some of the CVT Royalty Interest, so long as such sale, assignment, transfer, license, sublicense, encumbrance, delivery or

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

other disposal expressly states, in a form reasonably satisfactory to TPG-Axon (subject to the remainder of this Section 6.3), that payment of such royalty is made into the Joint Concentration Account on a pari passu basis with the TPG-Axon Royalty Interest, that TPG-Axon’s security interest shall continue therein, and TPG-Axon is reasonably satisfied with the agreements and other instruments (including an intercreditor agreement) that effect such sale, assignment, transfer, license, sublicense, encumbrance, delivery or other disposal. If CVT desires to take or perform any of the actions described in this Section 6.3, CVT shall so notify TPG-Axon in writing at least [****] in advance of the date upon which CVT desires to take or perform such action, and in such notice CVT shall describe the nature of such action and provide the agreements and instruments (including an intercreditor agreement) effectuating such action for review. TPG-Axon shall notify CVT in writing of whether TPG-Axon is reasonably satisfied that such action complies with this Section 6.3 (and with the agreements and other instruments effectuating it) within [****] after TPG-Axon receives any such notice from CVT hereunder. If TPG-Axon provides notice to CVT within such [****] period that TPG-Axon is not reasonably satisfied that such action complies with this Section 6.3 (or with the agreements and other instruments effectuating it), TPG-Axon and CVT shall cooperate in good faith to attempt to structure the action and the agreements and other instruments effectuating it so that TPG-Axon shall be so reasonably satisfied, and CVT shall not take or perform such action until TPG-Axon is so reasonably satisfied. Failure of TPG-Axon to respond to CVT within the [****]-period shall be deemed to be TPG-Axon’s agreement that TPG-Axon is reasonably satisfied that such action complies with this Section 6.3 (and with the agreements and other instruments effectuating it).

6.4 CVT’s IP Obligations. CVT shall fulfill its responsibilities and obligations with respect to the Licensed Patents in the Territory and the Licensed Know-How as each relates to Regadenoson in accordance with the terms of the Astellas Agreement in all material respects and no less than in a Commercially Reasonable Manner, including to (i) prosecute and maintain in full force and effect each such pending patent application and patent included in the Licensed Patents in the Territory as they relate to Regadenoson (except that CVT may abandon any such patent applications in the ordinary course of its prosecution or maintenance to maximize overall protection of inventions claimed in the Licensed Patents and provided that any such abandonments, either alone or in the aggregate, would not reasonably be expected to have a Material Adverse Effect); (ii) maintain, keep in full force and effect, and (in coordination with or through Astellas) seek an available patent term extension for one (1) issued Licensed Patent in the United States relating to Regadenoson and (iii) maintain the Licensed Know-How as it relates to Regadenoson in strict confidence or as required under the Astellas Agreement. Without limiting the generality of the foregoing:

(a) At all times during the Term, CVT will [****] prosecute and maintain the Licensed Patents in the Territory, and will otherwise [****] Licensed Patents in all material respects and in no less than a Commercially Reasonable Manner (except that CVT may [****] and provided that any such [****] either alone or in aggregate, would not reasonably be expected to have a Material Adverse Effect);

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(b) In the event that CVT [****] CVT will [****] and [****] the Astellas Agreement as [****] (except that CVT may [****] and provided that any such [****] either alone or in aggregate, would not reasonably be expected to have a Material Adverse Effect);

(c) CVT will [****] the Astellas Agreement and will [****] the Astellas Agreement (except that CVT may [****] and provided that any such [****] either alone or in aggregate, would not reasonably be expected to have a Material Adverse Effect, and may provide to Astellas any related notice);

(d) In the event that CVT [****] the Astellas Agreement, CVT will [****] the Astellas Agreement as [****] (except that CVT may [****] and provided that any such [****] either alone or in aggregate, would not reasonably be expected to have a Material Adverse Effect); and

(e) CVT shall notify TPG-Axon in writing (or, if obligations of confidentiality apply between CVT and Astellas, CVT shall provide a CVT Officer’s Certificate) regarding any [****] the Licensed Patents in the Territory within [****] as provided in Section 6.2(d)(vii) above, and thereafter CVT and TPG-Axon shall promptly confer regarding any such matter, including regarding the [****] the Astellas Agreement to [****] and regarding CVT’s potential ability to [****] the Astellas Agreement relating to any [****] (subject in any case to any obligations of confidentiality between CVT and Astellas). For clarity, the Parties understand that under [****] the Astellas Agreement, Astellas has the [****] any [****] a Third Party, including the [****] to the extent such [****]. If Astellas [****] any such [****] of the later of (i) Astellas [****] (ii) Astellas [****] or (iii) [****]. CVT agrees that if CVT provides any [****] to Astellas as described in subsection (i) of this Section 6.4(e), CVT shall also provide to Astellas a [****] as described in subsection (iii) of this Section 6.4(e) unless CVT reasonably concludes that there is [****]. To the extent that CVT does not provide a [****] to Astellas as described in subsection (iii) of this Section 6.4(e) at the time it provides any [****] to Astellas as described in subsection (i) of this Section 6.4(e) in accordance with the immediately preceding sentence, at the time CVT [****] Astellas as described in subsection (i) of this Section 6.4(e), CVT will also notify Astellas that CVT will not subsequently [****] as described in subsection (iii) of this Section 6.4(e). If Astellas [****] then [****] the Astellas Agreement, CVT shall confer with TPG-Axon with respect to [****] and with respect to [****] subject to any obligations of confidentiality CVT has under the Astellas Agreement. If neither Astellas nor CVT has [****] then and only in such event, TPG-Axon shall [****] provided, however, that TPG-Axon must [****] and provided further, however, that TPG-Axon may [****]. CVT shall not [****] if such [****] and may otherwise [****]. Subject to the foregoing provisions of this Section 6.4(e), in the event either Party [****] in accordance with this Section 6.4(e): (A) the other Party hereto shall, [****] including by [****] provided, however, that neither Party shall [****] and (B) if CVT [****] any [****] shall be [****]. If TPG-Axon [****] TPG-Axon shall be [****] in connection with [****].

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

6.5 Additional Covenants and Agreements.

(a)	No Encumbrances.

(i)	CVT shall not create or grant any Encumbrance on the Collateral (including, for so long as they remain Collateral, amounts paid in respect of the CVT Royalty Interest) except as permitted under Section 6.3 and except for the security interests granted in Section 6.7(b) of this Agreement. CVT shall defend TPG-Axon’s right, title and interest in and to the Assigned Rights and the security interest in the Collateral granted to TPG-Axon in this Agreement against all claims and demands of all Third Persons.

(ii)	TPG-Axon shall not create or grant any Encumbrance on the Joint Concentration Account in favor of any Third Person.

(b) Compliance with Law. With respect to the performance of this Agreement and the other Transaction Documents and the activities contemplated by this Agreement and the other Transaction Documents, each Party shall use commercially reasonable efforts to comply, and shall cause each of its Affiliates to use commercially reasonable efforts to comply, with all Applicable Law, except where compliance therewith is contested in good faith by appropriate proceedings.

(c) Grant of Rights. During the Term, (i) CVT shall not grant any right to any Affiliate or Third Person which would conflict with the rights granted to TPG-Axon hereunder or under any other Transaction Document or enter into any agreement that would impair CVT’s ability to perform its obligations under this Agreement or under any other Transaction Document; and (ii) TPG-Axon shall not grant any right to any Affiliate or Third Person which would conflict with CVT’s rights hereunder or under any other Transaction Document (which rights, the Parties acknowledge and agree, are subject to the security interest in the Collateral created under this Agreement and the other Transaction Documents and possible enforcement on the Collateral in accordance with the terms of this Agreement and the other Transaction Documents) or enter into any agreement that would impair TPG-Axon’s ability to perform its obligations under this Agreement or under any other Transaction Document.

(d) [****]. In the event of any [****] that affects or would reasonably be expected to have a Material Adverse Effect, CVT shall provide TPG-Axon with [****] CVT and TPG-Axon shall promptly confer to determine [****] which [****] and shall thereafter use its commercially reasonable efforts to [****]. Any [****] after reimbursement [****] such [****].

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(e) [****]. In the event that a dispute over whether a [****] is [****]. CVT will consult with and [****] pursuant to [****] the Astellas Agreement.

(f) Blocked Currency. In the event that local currency is blocked and cannot be removed from a country as described in Section 5.10 of the Astellas Agreement, CVT will provide written notice to TPG-Axon of such occurrence and shall cooperate with TPG-Axon to execute a deposit account and control agreement at a bank mutually acceptable to CVT and TPG-Axon under which the Regadenoson Royalty and any Related Regadenoson Payments payable with respect to such country will be distributed to TPG-Axon and CVT in as closely as reasonably possible the same manner as set forth in this Agreement and the Deposit Agreement.

(g) [****]. In the event that [****] in connection with the sale of Regadenoson or [****] the Astellas Agreement, CVT will consult with [****] prior to [****].

(h) Transfer of Regadenoson NDA. Within [****] of the date of [****] CVT shall [****] in accordance with the provisions of [****] Astellas Agreement.

(i) No [****]. CVT will not [****] if the [****] of CVT’s [****] unless, in connection with any such [****] on terms reasonably satisfactory to TPG-Axon.

(j) Change of Control. In the event that CVT and Astellas enter into a transaction or series of transactions in which [****], as part of any such transaction CVT will require [****].

(k) Deposits. Any amounts deposited by CVT or any of its Affiliates into the Joint Concentration Account shall only represent payments for the Regadenoson Royalty or Related Regadenoson Payments. Any deposits made by CVT into the Joint Concentration Account under this Agreement shall be made in U.S. Dollars by wire transfer in immediately available funds, without deduction or set off except for deductions or set offs taken by Astellas from any amounts it has paid to CVT.

(l) Astellas Notice. Within three (3) Business Days following the date of this Agreement but no later than the Closing Date, CVT shall provide the Astellas Notice in accordance with the terms of the Astellas Agreement.

(m) Disposition of Collateral. CVT shall not sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so, except for the security interests granted in Section 6.7(b) of this Agreement and except to the extent permitted by Section 6.3 with respect to the CVT Royalty Interest.

(n) Change of Jurisdiction of Organization, Relocation of Business. CVT shall not change its jurisdiction of organization, relocate its chief executive office, principal place of business or its records without thirty (30) days prior written notice to TPG-Axon.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(o) Offsets. CVT shall, and shall cause its and its Affiliates to, include [****] an express [****] and CVT shall not, and shall cause its Affiliates not to, [****]. CVT acknowledges and agrees that [****] will be taken by Astellas against the Regadenoson Royalty pursuant to the Astellas Agreement. In addition, CVT acknowledges and agrees that [****] will be taken by Astellas against the Regadenoson Royalty, and that [****] will be taken by Astellas against the Regadenoson Royalty for any Licensed Product other than Regadenoson in the Territory.

(p) Communication with Astellas. TPG-Axon shall not communicate with Astellas, directly or indirectly, in any manner with regard to this Agreement or the Astellas Agreement, including the payments due under this Agreement or the Astellas Agreement, [****] the Astellas Agreement at any time (i) to [****] (ii) that [****] or (iii) in connection with [****].

(q) Further Assurances. CVT shall take such further actions as TPG-Axon may reasonably request from time to time to perfect or continue the perfection of TPG-Axon’s security interest in the Collateral.

6.6 Taxes, Assessments, Etc. CVT shall pay promptly when due all property and other Taxes imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith and adequate reserves are being maintained in connection therewith.

6.7 True Sale Security Agreement.

(a) Precautionary Security Interest in Assigned Rights. As set forth in Section 2.1(d) and elsewhere in this Agreement, it is the intent and expectation of both CVT and TPG-Axon that the sale, assignment, transfer, set-over, conveyance and delivery of the Assigned Rights be a true, irrevocable and absolute sale by CVT to TPG-Axon for all purposes. Notwithstanding the foregoing, in an abundance of caution to address the possibility that, notwithstanding the intention and expectation of the Parties that the transactions hereunder be a true sale for all purposes, the transactions set forth in this Agreement are determined in a judicial, administrative or other proceeding to be a loan or other financial accommodation instead of a true sale, effective as of the Closing Date, CVT does hereby grant to TPG-Axon a continuing security interest of first priority in all of CVT’s right, title and interest in, to and under the Assigned Rights, whether now or hereafter existing, and any and all proceeds thereof, as security for the prompt and complete payment and performance of all of CVT’s obligations now or hereafter existing under this Agreement and the other Transaction Documents relating directly or indirectly to the Assigned Rights.

(b) Security Interest in Collateral. Effective as of the Closing Date, CVT does hereby grant to TPG-Axon a continuing security interest of first priority in, all of CVT’s right, title and interest in, to and under the Collateral, whether now or hereafter existing,

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

as security for the prompt and complete payment and performance of all of CVT’s obligations now or hereafter existing under this Agreement and the other Transaction Documents. In furtherance of the foregoing:

(i)	On a continuing basis, CVT will, upon request by TPG-Axon, make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademark Office, and take all such action as may reasonably be deemed necessary or advisable, or as requested by TPG-Axon, to perfect TPG-Axon’s security interest in the Intellectual Property Collateral, and otherwise to carry out the intent and purposes of the Intellectual Property Security Agreement, or for assuring and confirming to TPG-Axon the grant and perfection of a security interest in all Intellectual Property Collateral;

(ii)	CVT shall provide written notice to TPG-Axon of any [****] the Astellas Agreement or otherwise for any Licensed Patent in the Territory within [****] of any such filing; and

(iii)	CVT hereby irrevocably appoints TPG-Axon as CVT’s attorney-in-fact, with full authority in the place and stead of CVT and in the name of CVT, TPG-Axon or otherwise, from time to time in TPG-Axon’s discretion, upon CVT’s failure or inability to do so, to take any action and to execute any instrument which TPG-Axon may deem necessary or advisable:

(A)	To modify, in its sole discretion, the Intellectual Property Security Agreement without first obtaining CVT’s approval of or signature to such modification by amending Exhibit B thereof to include reference to any right, title or interest in any Licensed Patents in the Territory acquired by CVT after the date of this Agreement or to delete any reference to any right, title or interest in any Licensed Patents in the Territory in which CVT no longer has or claims any right, title or interest; and

(B)	To file, in its sole discretion, one or more financing or continuation statements and amendments thereto, or other notice filings or notations in appropriate filing offices, relative to any of the Intellectual Property Collateral, with prior notice to CVT, with all appropriate jurisdictions, as TPG-Axon deems appropriate, in order to further perfect or protect TPG-Axon’s interest in the Intellectual Property Collateral.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(c) Security Agreement; Filings. This Agreement shall constitute a security agreement for purposes of the Code in all relevant jurisdictions. In furtherance of the foregoing, CVT hereby authorizes TPG-Axon to file one or more financing statements (or similar documents) in all relevant jurisdictions with respect to the Collateral and the Assigned Rights to evidence the granting of the security interest described in Section 6.7(b) and the precautionary security interest described in Section 6.7(a), provided that TPG-Axon shall provide CVT with a reasonable opportunity to review any such financing statements (or similar documents) prior to filing. For greater certainty, TPG-Axon shall not file this Agreement in connection with the filing of any such financing statements (or similar documents).

(d) Effectiveness of Security Interests. The security interests granted pursuant to the foregoing Section 6.7(a) and Section 6.7(b) shall remain in full force and effect and continue to be effective should any petition be filed by or against CVT for liquidation or reorganization, should CVT become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of CVT’s property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the obligations secured thereby, or any part thereof, are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by TPG-Axon, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, such obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

6.8 Investigations. Any investigation or other examination that may have been made or may be made at any time by or on behalf of the Party to whom covenants and obligations are made shall not limit, diminish or in any way affect the covenants and obligations made to such Party or the right of such Party to indemnification, reimbursement or any other remedy based on the covenants and obligations made to it by the other Party. Each Party may rely on the covenants and obligations provided to it in this Agreement by the other Party irrespective of any information obtained by it by any investigation, examination or otherwise.

ARTICLE 7

TERM AND TERMINATION

7.1 Term of Agreement. This Agreement shall commence as of the date of this Agreement and shall continue until all of TPG-Axon’s right to receive Regadenoson Royalty and Related Regadenoson Payments set forth in this Agreement has expired,

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

unless earlier terminated as provided in this Agreement (“Term”); provided that if Closing has not occurred on or before June 30, 2008, TPG-Axon may, at its option, terminate this Agreement, in which case this Agreement shall terminate and be of no further force and effect.

7.2 CVT Events of Default. As used herein, “CVT Event of Default” means any of the following conditions or events occur:

(a) Failure to Pay. CVT’s failure to pay any amount it owes to TPG-Axon under this Agreement and any other Transaction Document when due and [****] have elapsed following receipt by CVT of written notice from TPG-Axon of such non-payment without cure thereof;

(b) Breach of a Representation, Warranty, or Covenant. Any representation or warranty made by CVT under this Agreement and any other Transaction Document proves to have been untrue or incorrect in any respect when made (without giving effect to materiality qualifiers), except to the extent such untruth or inaccuracy, considered collectively with all other such untruths or inaccuracies, would not reasonably be expected to result in a Material Adverse Effect; or CVT Breaches in any material respect any agreement, covenant or obligation that is unqualified as to its performance or satisfaction by materiality or Material Adverse Effect qualifiers, or CVT otherwise Breaches any agreement, covenant or obligation that is qualified as to its performance or satisfaction by materiality or Material Adverse Effect qualifiers, in each case (i) in this Agreement (other than with respect to the matters for which CVT makes direct indemnity payments to TPG-Axon pursuant to Section 3.5(b), 3.5(c) or Section 3.5(d)(iii)) or the Intellectual Property Security Agreement and does not cure such Breach within [****] after written notice of such Breach from TPG-Axon, or (ii) in the Deposit Agreement and does not cure such Breach within [****] after written notice of such Breach from TPG-Axon;

(c) CVT Initiated Bankruptcy. CVT (i) commences a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) files a petition seeking to take advantage of any other laws relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consents to or fails to contest within [****] and in appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) applies for or consents to, or fails to contest within [****] and in appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, (v) admits in writing its inability to pay its debts as they become due, (vi) makes a general assignment for the benefit of creditors, or (vii) takes any corporate action for the purpose of authorizing any of the foregoing;

(d) Bankruptcy Proceeding Against CVT. A case or other proceeding shall be commenced against CVT in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for CVT for all or any substantial part of its assets; and under either clause (i) or (ii) above, such case or proceeding has continued without dismissal or stay for a period of [****], or an order granting the relief requested in such case or proceeding (including an order for relief under such federal bankruptcy laws) shall be entered; or

(e) Loss of Valid, Perfected Security Interest. Any security interest purported to be created by this Agreement or any other Transaction Document shall cease to create, or shall be asserted by CVT not to create, a valid, perfected, first priority security interest in the Collateral covered thereby, except to the extent that any such loss of perfection or priority results from the failure of TPG-Axon to make related filings or to continue previously filed financing statements and other documents prior to the expiration thereof or to maintain the Joint Concentration Account in effect.

7.3 TPG-Axon Events of Default. As used herein, “TPG-Axon Event of Default” means any of the following conditions or events occur:

(a) Failure to Pay Lump Sum. If TPG-Axon fails to pay the Ten Million Dollar ($10,000,000) payment as required under Section 2.1(b)(ii) when due and five (5) Business Days have elapsed following receipt by TPG-Axon of written notice from CVT of such non-payment without cure thereof;

(b) Other Failure to Pay. TPG-Axon’s failure to pay any amount it owes to CVT under this Agreement and any other Transaction Document, other than as set forth in Section 7.3(a), when due and [****] have elapsed following receipt by TPG-Axon of written notice from CVT of such non-payment without cure thereof; or

(c) Breach of a Representation, Warranty, or Covenant. Any representation or warranty made by TPG-Axon under this Agreement and any other Transaction Document proves to have been untrue or incorrect in any respect when made (without giving effect to materiality qualifiers), except to the extent such untruth or inaccuracy, considered collectively with all other such untruths or inaccuracies, would not reasonably be expected to result in a material adverse effect on CVT; or TPG-Axon Breaches in any material respect any agreement, covenant, or obligation that is unqualified as to its performance or satisfaction by materiality or Material Adverse Effect qualifiers, or TPG-Axon otherwise Breaches any agreement, covenant or obligation that is qualified as to its performance or satisfaction by materiality or Material Adverse Effect qualifiers, in each case (i) in this Agreement or the Intellectual Property Security Agreement and does not cure such Breach within [****] after written notice of such Breach from CVT or (ii) (A) in the Deposit Agreement and does not cure such Breach within [****] after written notice of such Breach from CVT, or (B) TPG-Axon provides any Account Instructions or Final Instructions to JPMorgan other than in accordance with Section 3.1 and does not cure such Breach within [****] after written notice of such Breach from CVT, or (C) except as provided in Section 11(a) of the Deposit Agreement,

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

TPG-Axon provides a notice of termination of the Deposit Agreement or otherwise terminates the Deposit Agreement without CVT’s prior written agreement to or approval of such notice or such termination.

7.4 Remedies for Events of Default.

(a) Default by CVT. If a CVT Event of Default occurs, then TPG-Axon may immediately suspend its obligation to make the Ten Million Dollar ($10,000,000) payment as required under Section 2.1(b)(ii) (if not already satisfied) until CVT cures such CVT Event of Default but TPG-Axon shall continue to be entitled to all of its rights under this Agreement including the TPG-Axon Royalty Interest and the other Assigned Rights [****].

(b) Default by TPG-Axon. If a TPG-Axon Event of Default described in Section 7.3(a) occurs, then CVT may terminate this Agreement on [****] written notice to TPG-Axon, unless TPG-Axon cures such Breach within such [****] period, and if CVT so terminates the Agreement, then as of such date of termination, TPG-Axon shall have no further obligation to provide the Ten Million Dollar ($10,000,000) payment as required under Section 2.1(b)(ii) and shall have no further right whatsoever to receive the TPG-Axon Royalty Interest. If any TPG-Axon Event of Default under Section 7.3 (other than under Section 7.3(a)) occurs, then CVT shall continue to be entitled to all of its rights under this Agreement [****].

(c) Attorney-in-Fact. Subject to the next sentence, CVT hereby irrevocably constitutes and appoints TPG-Axon, and any officer or agent of TPG-Axon, with full power of substitution, as its true and lawful attorney-in-fact with full, irrevocable power and authority in the place and stead of CVT and in the name of CVT or in its own name, from time to time at TPG-Axon’s discretion, for the purpose of exercising the rights and remedies of a secured creditor under the Code, including without limitation, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to effect the foregoing. TPG-Axon agrees that, except upon the occurrence and during the continuation of a CVT Event of Default, it shall not exercise the foregoing power of attorney. CVT hereby ratifies, to the extent permitted by law, all that said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 7.4(c) is a power coupled with an interest and shall be irrevocable until the prompt and complete payment and performance of all of CVT’s obligations now or hereafter existing under this Agreement and the other Transaction Documents.

(d) Fees and Expenses. CVT agrees to pay [****] in connection with the [****].

7.5 Not Exclusive. The remedies set forth in Section 7.4 are not the Parties’ exclusive remedies for a CVT Event of Default (as to TPG-Axon) or a TPG-Axon Event of Default (as to CVT), but are in addition to any remedies available to such Party at law or in equity for such event including all rights and remedies under this Agreement and

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

the other Transaction Documents and, in the case of TPG-Axon, of a secured party under the Code. In the event of a CVT Event of Default (as to TPG-Axon) or a TPG-Axon Event of Default (as to CVT), the Parties acknowledge and agree that each Party may pursue any of such rights or remedies at any time in its sole discretion. All of TPG-Axon’s rights and remedies with respect to the Collateral shall be cumulative.

ARTICLE 8

INDEMNIFICATION

8.1 Survival. Except as otherwise expressly provided herein, all representations and warranties of the Parties hereunder shall survive the execution and delivery of this Agreement for [****] following the Closing Date; provided, however, that the representations and warranties contained in [****] shall survive for [****] All post-Closing covenants and obligations made by a Party shall survive the execution and delivery of this Agreement for [****] except as otherwise specifically set forth herein and to the extent not fully performed prior [****].

8.2 Indemnification by CVT. CVT shall hold harmless and indemnify the TPG-Axon Indemnitees from and against, and shall compensate and reimburse each of the TPG-Axon Indemnitees for, any Damages that are suffered or incurred by any of the TPG-Axon Indemnitees or to which any of the TPG-Axon Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any Third Person Claim) to the extent such Damages arise from or result from any of the following:

(a) any challenge by Astellas of the validity of TPG-Axon’s purchase of the TPG-Axon Royalty Interest hereunder or TPG-Axon’s ownership of the TPG-Axon Royalty Interest, or the grant of a precautionary security interest therein by CVT in favor of TPG-Axon, and any action or failure to act by Astellas based in whole or in part on such purchase or security interest being purportedly invalid or TPG-Axon not possessing such ownership rights;

(b) any material Breach by CVT of a representation or warranty of CVT contained in this Agreement or any of the other Transaction Documents or any certificates or other documents delivered pursuant to this Agreement or the material Breach by CVT of any covenant, condition, agreement, or obligation of CVT contained in this Agreement or any of the other Transaction Documents or any certificates or other documents delivered pursuant to this Agreement, other than to the extent any such Breach results in a direct indemnity payment of the appropriate amount by CVT to TPG-Axon pursuant to Section 3.5(b), 3.5(c) or 3.5(d)(iii);

(c) the negligence, recklessness, intentional wrongful acts or omissions related to this Agreement or the other Transaction Documents of CVT or its Affiliates or any of their respective directors, employees or agents (excluding, for clarity, Astellas and its Affiliates and sublicensees, and any of their respective directors, employees or agents);

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(d) any material Breach by CVT of the Astellas Agreement;

(e) CVT’s exercise of any, or failure of CVT to satisfy any, of the Retained Regadenoson Rights and Obligations;

(f) any product liability claims or claims of infringement or misappropriation of any intellectual property rights of any Third Parties with respect to Regadenoson;

(g) any CVT Event of Default; or

(h) any Proceeding relating to CVT’s Breach or alleged Breach (other than to the extent any such Breach or alleged Breach results in a direct indemnity payment of the appropriate amount by CVT to TPG-Axon pursuant to Section 3.5(b), Section 3.5(c) or Section 3.5(d)(iii)) of any representation, warranty, covenant, condition, agreement, or obligation under this Agreement or any of the other Transaction Documents or any certificates or other documents delivered pursuant to this Agreement or any matter of the type referred to in clause (a), (b), (c), (d), (e), (f) or (g) above;

provided, that Damages arising from or resulting under the foregoing clause (b) or (h) (to the extent related to (b)) are not subject to indemnification by TPG-Axon under Section 8.3.

8.3 Indemnification by TPG-Axon. TPG-Axon shall hold harmless and indemnify the CVT Indemnitees from and against, and shall compensate and reimburse each of the CVT Indemnitees for, any Damages that are suffered or incurred by any of the CVT Indemnitees or to which any of the CVT Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any Third Person Claim) to the extent such Damages arise from or result from any of the following:

(a) any material Breach by TPG-Axon of a representation or warranty of TPG-Axon contained in this Agreement or any of the other Transaction Documents or any certificates or other documents delivered pursuant to this Agreement or the material Breach by TPG-Axon of any covenant, condition, agreement, or obligation of TPG-Axon contained in this Agreement or any of the other Transaction Documents or any certificates or other documents delivered pursuant to this Agreement;

(b) the negligence, recklessness, intentional wrongful acts or omissions related to this Agreement or the other Transaction Documents of TPG-Axon, its Affiliates or any of their respective trustees, employees or agents; or

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(c) any Proceeding relating to TPG-Axon’s Breach or alleged Breach of any representation, warranty, covenant, condition, agreement or obligation under this Agreement or any of the other Transaction Documents or any certificates or other documents delivered pursuant to this Agreement or any matter of the type referred to in clause (a) or (b) above;

provided, that Damages arising from or resulting under the foregoing clause (a) or (c) (to the extent related to (a)) are not subject to indemnification by CVT under Section 8.2.

8.4 Indemnification Procedures.

(a) In the event a Party becomes aware of a claim by a Third Person (including any Proceeding commenced or threatened to be commenced by any Third Person) (a “Third Person Claim”) that such Party reasonably believes may result in a demand for indemnification pursuant to Sections 8.2 or 8.3, as applicable, such Party shall promptly and in good faith notify the other Party in writing of such claim. For purposes of this Section 8.4(a), the Party responsible for giving any such notice (a “Claim Notice”) shall be deemed to be the “Notifying Party,” and the Party receiving the Claim Notice shall be deemed to be the “Notified Party.” If the contents and delivery of a Claim Notice satisfy the content and delivery requirements of an Indemnification Demand pursuant to Section 8.4(b), then such Claim Notice shall also be deemed an Indemnification Demand. The Claim Notice shall be accompanied by reasonable supporting documentation submitted by the Third Person making such Third Person Claim (to the extent then in the possession of the Notifying Party) and shall describe in reasonable detail (to the extent known by the Notifying Party) the facts constituting the basis for such Third Person Claim and the amount of claimed Damages resulting from such Third Person Claim; provided, however, that no delay or failure on the part of the Notifying Party in delivering a Claim Notice shall relieve the Notified Party from any Liability hereunder except to the extent of any Damages caused by or arising out of such delay or failure. Within [****] after receipt of any Claim Notice, the Notified Party may, upon written notice thereof to the Notifying Party, assume control of the defense of the claim referred to therein at the Notified Party’s sole cost and expense with counsel reasonably satisfactory to the Notifying Party. If the Notified Party does not so assume control of the defense of such claim, the Notifying Party shall control the defense of such claim, and the reasonable fees and expenses of counsel to the Notifying Party shall be considered “Damages” for purposes of this Agreement. The Party not controlling the defense of any claim (the “Non-controlling Party”) may participate therein at its own expense; provided, however, that if the Notified Party assumes control of the defense of such claim and the Notified Party and the Notifying Party have materially conflicting interests or different defenses available with respect to such claim which cause the Notifying Party to hire its own separate counsel with respect to such Proceeding, the reasonable fees and expenses of counsel to the Notifying Party shall be considered “Damages” for purposes of this Agreement. The Party controlling the

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

defense of such claim (the “Controlling Party”) shall keep the Non-controlling Party advised of the status of such claim and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party upon the Controlling Party’s reasonable request with such information as it may have with respect to such claim (including copies of any summons, complaint or other pleading which may have been served on such Party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) (as Confidential Information subject to Article 4 of this Agreement) and shall otherwise cooperate with and assist the Controlling Party in the defense of such claim. Neither the Notified Party nor the Notifying Party shall agree to any settlement of, or the entry of any judgment arising from, any such claim without the prior written consent of the other of such Parties, which shall not be unreasonably withheld or delayed; provided, however, that the consent of the Notifying Party shall not be required with respect to any such settlement or judgment if the Notified Party agrees in writing to pay or cause to be paid any amounts payable pursuant to such settlement or judgment and such settlement or judgment includes a complete release of the Notifying Party from further Liability and has no other adverse effect on the Notifying Party.

(b) In order to seek indemnification under this Article 8, a Person entitled to indemnification under Section 8.2, or Section 8.3 (an “Indemnified Party”) shall deliver, in good faith, a written demand (an “Indemnification Demand”) to TPG-Axon (in the case of Indemnification Demands from any CVT Indemnitee) or CVT (in the case of Indemnification Demands from any TPG-Axon Indemnitee) which contains (i) a description and the amount (the “Asserted Damages Amount”) of any Damages incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this Article 8 for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such Damages. For all purposes of this Section 8.4(b), CVT shall be entitled to deliver Indemnification Demands to TPG-Axon on behalf of the CVT Indemnitees, and TPG-Axon shall be entitled to deliver Indemnification Demands to CVT on behalf of the TPG-Axon Indemnitees.

(c) Within [****] after delivery of an Indemnification Demand to TPG-Axon or CVT, as applicable, such Party shall deliver to the other of such Parties a written response (the “Response”) in which the Party providing the Response shall: (i) agree that the Indemnified Party is entitled to receive all of the Asserted Damages Amount; (ii) agree that the Indemnified Party is entitled to receive part, but not all, of the Asserted Damages Amount (such portion, the “Agreed Portion”); or (iii) dispute that the Indemnified Party is entitled to receive any of the Asserted Damages Amount.

(d) In the event that the Party providing a Response pursuant to Section 8.4(c) shall (i) dispute that the Indemnified Party is entitled to receive any of the Asserted Damages Amount, or (ii) agree that the Indemnified Party is entitled to only the

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Agreed Portion of the Asserted Damages Amount, TPG-Axon and CVT shall attempt in good faith to agree upon the rights of the respective Parties with respect to each of the indemnification claims that comprise the Asserted Damages Amount (or the portion of the Asserted Damages Amount not comprising the Agreed Portion). If TPG-Axon and CVT should so agree, a memorandum setting forth such agreement shall be prepared and signed by both such Parties. If no such agreement can be reached after good faith negotiation within [****] after delivery of a Response, the Parties shall thereafter follow the dispute resolutions procedures set forth in Section 9.2 with respect to such dispute.

8.5 Period for Certain Indemnification Claims. No claim for indemnification hereunder for Breach of any representations or warranties contained in this Agreement may be made after the expiration of the survival period applicable to such representation or warranty, as provided in Section 8.1 of this Agreement; provided that any written claim for Breach thereof made prior to such expiration date and delivered to the Party against whom such indemnification is sought shall survive thereafter with respect to such claim.

8.6 Exclusive Remedy. Following the Closing Date, subject to the immediately succeeding sentence and except as set forth in Section 7.4, Section 7.5 or Section 9.3 of this Agreement, the indemnification afforded by this Article 8 shall be the sole and exclusive remedy for any and all Damages sustained or incurred by a Party in connection with the transactions contemplated by the Transaction Documents, including with respect to any material Breach of any representation, warranty or certification made by the other Party in any of the Transaction Documents or certificates or other documents given by the other Party in writing pursuant hereto or thereto or any material Breach under any covenant or agreement by the other Party pursuant to any Transaction Document or certificate or other document given by the other Party in writing pursuant hereto or thereto. Notwithstanding the foregoing, the limitations set forth in this Section 8.6 shall not apply to a Party’s claim for indemnification hereunder in the case of actual fraud, intentional misrepresentation or intentional wrongful acts. In addition, it is understood and agreed among the Parties that, notwithstanding this Section 8.6, each Party may exercise any remedies available to it in the event of a CVT Event of Default (as to TPG-Axon) or a TPG-Axon Event of Default (as to CVT) at law or in equity for such event, including as to TPG-Axon all rights and remedies of a secured party under the Code.

8.7 Limitations. Notwithstanding anything herein to the contrary, but subject to the remainder of this Section 8.7 and each Party’s right to exercise any remedies available to it in the event of a CVT Event of Default (as to TPG-Axon) or a TPG-Axon Event of Default (as to CVT) at law or in equity for such event, including all rights and remedies, as to TPG-Axon, of a secured party under the Code, in no event shall any Party or any Indemnitee of such Party be liable for any indirect, incidental, special or consequential, punitive or exemplary damages, including loss of profits, whether in contract or tort, regardless of whether the other Party shall be advised, shall have

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

reason to know, or in fact shall know of the possibility of such damages suffered or incurred by such other Party or any Indemnified Party in connection with this Agreement, except to the extent any such Damages are actually paid to a Third Person in connection with Section 8.4(a) of this Agreement. Notwithstanding the foregoing, the limitations set forth in this Section 8.7 shall not apply to a Party’s claim for indemnification hereunder in the case of actual fraud, intentional misrepresentation or intentional wrongful acts. In addition, the Parties acknowledge and agree that (a) TPG-Axon’s Damages, if any, for any indemnifiable events under this Agreement or in the event of any CVT Event of Default will typically include Damages for Regadenoson Royalty payments and Related Regadenoson Payments that TPG-Axon was entitled to receive pursuant to its ownership of the TPG-Axon Royalty Interest and other Assigned Rights but did not receive timely or at all due to such indemnifiable event or CVT Event of Default and (b) TPG-Axon shall be entitled to make indemnification claims for all such missing or delayed Regadenoson Royalty payments and Related Regadenoson Payments that TPG-Axon was entitled to receive pursuant to its ownership of the TPG-Axon Royalty Interest and other Assigned Rights as Damages hereunder (which claims shall be reviewed and assessed by the Parties in accordance with the procedures set forth in this Article 8), and such missing or delayed Regadenoson Royalty payments and Related Regadenoson Payments that TPG-Axon was entitled to receive pursuant to its ownership of the TPG-Axon Royalty Interest and other Assigned Rights shall not be deemed indirect, incidental, special or consequential, punitive or exemplary damages, or lost profits, for any purpose of this Agreement. Additionally, notwithstanding the foregoing, in the event of any Breach or failure in performance of any covenant or agreement contained in this Agreement, the non-Breaching Party shall be entitled to seek specific performance, injunctive or other equitable relief as set forth in Section 9.3 of this Agreement. For the avoidance of doubt, neither Party shall have any right to terminate this Agreement or any other Transaction Document as a result of any Breach by the other Party hereof or thereof (except as set forth in Section 7.4), but instead shall have (x) in the case of TPG-Axon if such Breach constitutes a CVT Event of Default, the right to exercise any remedies available to it in the event of a CVT Event of Default at law or in equity for such event, including all rights and remedies of a secured party under the Code, (y) in the case of CVT if such Breach constitutes a TPG-Axon Event of Default, the right to exercise any remedies available to it in the event of a TPG-Axon Event of Default at law or in equity for such event, and (z) otherwise in the case of TPG-Axon and CVT the right to seek indemnification under this Article 8 and such specific performance.

ARTICLE 9

MISCELLANEOUS

9.1 Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York, as applied to agreements executed and performed entirely in New York, without giving

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

effect to the principles of conflicts of law thereof other than Section 5-1401 of the General Obligations Law of the State of New York. Each Party agrees that any Proceeding against such Party brought by the other Party, arising out of or based upon this Agreement or the transactions contemplated hereby, may be instituted in any state or Federal court in the City of New York, New York or in the City of San Francisco, California, and waives any objection that such Party may now or hereafter have to the laying of venue of any such Proceeding, and irrevocably submits to the non-exclusive jurisdiction of any such courts in any such Proceeding.

9.2 Dispute Resolution. Prior to the initiation of any litigation between the Parties (except for their rights to pursue equitable remedies under Section 9.3 below), any dispute, controversy or claim arising under, out of or in connection with this Agreement, including any subsequent amendments, or the validity, enforceability, construction, performance or Breach hereof shall be first addressed between the Parties’ Primary Contacts who will attempt in good faith to reach a mutually acceptable resolution to it. However, if a Party believes that such discussions are not proving satisfactory, it may appoint an executive officer to discuss, and attempt to resolve, the dispute with the other Party and send written notice to the other Party asking such Party to also appoint an executive officer to discuss and attempt resolve the dispute (the “Dispute Notice”). In such case, these two executive officers (or their designees) shall, by phone or in-person, discuss the dispute in good faith within [****] after the Dispute Notice. If, within [****] after the Dispute Notice, the two executive officers (or their designees) have not reached a mutually acceptable resolution to the dispute, then the Parties are free to pursue a resolution of the dispute in the judicial system. Subject to the foregoing, in connection with any resolution of any dispute under this Agreement in the judicial system, the prevailing Party in the applicable legal action or other legal proceeding shall be entitled to recover from the other Party all fees, costs and expenses incurred with respect thereto, including reasonable attorneys’ fees, costs and expenses.

9.3 Equitable Relief. Each of the Parties hereto acknowledges that the other Party may have no adequate remedy at law if it fails to perform any of its obligations under this Agreement in any material respect. In such event, the Parties agree that, in addition to any other rights the Parties may have (whether at law or in equity), in the event of any material Breach or threatened material Breach by any Party of any covenant, obligation or other provision set forth in this Agreement, the other Party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or other of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such material Breach or threatened material Breach. In addition, each Party may pursue such equitable remedies without going through the informal dispute resolution process in Section 9.2 in order to preserve the status quo or prevent irreparable harm.

9.4 Expenses. Each Party shall be responsible for and bear all of its own costs and expenses (including any legal fees, any accountants’ fees and any brokers’ or finders’ or investment banking fees or any prior commitment in respect thereof) with regard to the negotiation and consummation of the transactions contemplated by this Agreement.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule d24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

9.5 Relationship of the Parties. The Parties acknowledge and agree that the relationship between TPG-Axon and CVT under this Agreement is intended to be that of buyer and seller, and nothing in this Agreement is intended to be construed so as to suggest that either Party (except as expressly set forth herein) is obligated to provide, directly or indirectly, any advice, consultations or other services to the other Party. The Parties further acknowledge and agree that TPG-Axon is purchasing the Assigned Rights solely in its capacity as an investor and is not acting as a lender or provider of any financial accommodation to CVT under this Agreement or otherwise. Each Party is an independent contractor relative to the other Party under this Agreement, and this Agreement is not a partnership agreement and nothing in this Agreement shall be construed to establish a relationship of co-partners or joint venturers between the Parties. CVT shall have no responsibility for the hiring, termination or compensation of TPG-Axon’s employees or for any employee benefits for such employees and TPG-Axon shall have no responsibility for the hiring, termination or compensation of CVT’s employees or for any employee benefits of such employees. No employee or representative of a Party shall have any authority to create or impose any contractual or other liability on the other Party.

9.6 Successors and Assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned, sold or otherwise disposed of or transferred in whole or in part by either Party, by operation of law or otherwise, without the prior written consent of the other Party, provided, however, that without the prior written consent of the other Party, but subject to the other terms of this Section 9.6:

(a) CVT may assign, sell or otherwise dispose of or transfer this Agreement or its rights or obligations hereunder, in whole or in part, to any of its Affiliates (while such entity remains an Affiliate) if CVT guarantees the performance of this Agreement by such Affiliate and such Affiliate expressly agrees to assume such performance, both guarantee and assumption in a writing in form and substance reasonably satisfactory to TPG-Axon;

(b) At any time prior to the date when TPG-Axon’s obligation to make the Ten Million Dollar ($10,000,000) payment described in Section 2.1(b)(ii) has not been fully satisfied and the Payment Obligation End Date has not occurred, TPG-Axon may assign, sell or otherwise dispose of or transfer this Agreement or its rights or obligations hereunder, in whole or in part, to any of its Affiliates (while such entity remains an Affiliate) if TPG-Axon guarantees the performance of this Agreement by such Affiliate and such Affiliate expressly agrees to assume such performance, both guarantee and assumption in a writing in form and substance reasonably satisfactory to CVT;

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(c) At any time after the Payment Obligation End Date, TPG-Axon may assign, sell or otherwise dispose of or transfer this Agreement and its rights and obligations hereunder, in whole but not in part, to any Person (and, in connection with any such assignment, sale or other disposition or transfer, the Parties acknowledge and agree that TPG-Axon shall not retain any obligation to continue to satisfy or perform any obligation that is assigned, sold, or otherwise disposed of or transferred to any other Person);

(d) At any time after the Payment Obligation End Date, TPG-Axon may assign, sell or otherwise dispose of or transfer all or any part of the Assigned Rights (and the related security interest and enforcement rights in the Collateral created under this Agreement and the other Transaction Documents) and any other right to receive payment under this Agreement to any one or more Persons; and

(e) Any Party may assign, sell or otherwise dispose of or transfer this Agreement and its rights or obligations hereunder to: (i) a Person that acquires all or substantially all of its assets to which this Agreement relates or (ii) if such Party is a party to a merger, consolidation, share exchange, business combination or similar transaction and is not the surviving entity, to the surviving or new entity from such transaction.

Any assignment, sale, pledge, contribution or other transfer, in whole or in part, by TPG-Axon of its rights and obligations under this Agreement to any other Person in accordance with the preceding provisions shall require, so long as TPG-Axon is a trust, the approval of the applicable trustee.

Any permitted assignment, sale or other disposition under this Section 9.6 shall only be effective upon the written notification by the applicable Party to the other Party of such assignment, sale or other disposition and the written agreement of the assignee or purchaser (other than an assignee, purchaser or other receiving Person under clause (d) above) to be bound by all the provisions of the Transaction Documents.

Finally, notwithstanding any of the foregoing, (i) without CVT’s prior written consent (which may be given or withheld in CVT’s sole discretion), TPG-Axon may not assign, sell or otherwise dispose of or transfer its rights or obligations under this Agreement, in whole or in part, to [****] and (ii) without TPG-Axon’s prior written consent (which may be given or withheld in TPG-Axon’s sole discretion), CVT may not assign, sell or otherwise dispose of or transfer, in whole or in part, to [****].

This Agreement shall be binding upon, and subject to the terms of the foregoing sentences, inure to the benefit of the Parties hereto, their permitted successors, legal representatives and assigns. Any assignment or attempted assignment not in accordance with this Section 9.6 shall be null and void.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

9.7 Notices. All notices, consents, waivers, requests and other communications hereunder shall be in writing and shall be delivered in person, sent by overnight courier (e.g., Federal Express) or facsimile transmission, to following addresses of the Parties:

If to CVT:

CV Therapeutics, Inc.
3172 Porter Drive
Palo Alto, CA 94304
Attn: General Counsel
Fax No. (650) 858-0388

with a copy to (which shall not constitute notice hereunder):

Latham & Watkins LLP
140 Scott Drive
Menlo Park, CA 94025
Attn: Alan Mendelson, Esq.
Fax No. (650) 463-2600

If to TPG-Axon:

TPG-Axon Royalty Trust c/o PFPC Trustee & Custodial Services Ltd.
Riverside Two
Sir John Rogerson’s Quay
Grand Canal Dock
Dublin 2
Ireland
Attention: The Manager
Telephone: +353 1 7903500
Fax No. +353 1 7903610

with a copy to (which shall not constitute notice hereunder):

TPG-Axon Capital Management, L.P.	Cooley Godward Kronish LLP
888 Seventh Avenue, 38th Floor	4401 Eastgate Mall
New York, NY 10019	San Diego, CA 92121-1909
Attn: Mary A. Lee, Esq.	Attn: Matthew T. Browne, Esq.
Telephone: +1 (212) 479-2044	Telephone: +1 (858) 550-6045
Fax No. +1 (212) 479-2144	Fax No. +1 (858) 550-6420

or to such other address or addresses as TPG-Axon or CVT may from time to time designate by notice as provided herein. Any such notice shall be deemed given (i)

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

when actually received when so delivered personally or by overnight courier or (ii) if sent by facsimile transmission on the date sent if such day is a Business Day or the next following Business Day if such day is not a Business Day.

9.8 Severability. If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties as nearly as may be possible. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. Nothing in this Agreement shall be interpreted so as to require a Party to violate any Applicable Law.

9.9 Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

9.10 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), the Deposit Agreement and the Intellectual Property Security Agreement set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties and supersedes and terminates all prior agreements and understandings between the Parties. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as set forth in this Agreement (including the Exhibits and Schedules hereto), the Deposit Agreement and the Intellectual Property Security Agreement. The Parties acknowledge and agree that the ownership of the TPG-Axon Royalty Interest and the rights of TPG-Axon with respect thereto and otherwise with respect to the Assigned Rights and as set forth in this Agreement are enshrined in this Agreement and the other Transaction Documents.

9.11 Third Person Beneficiaries. Except with regard to TPG-Axon Indemnitees and the CVT Indemnitees under Article 8, all rights, benefits and remedies under this Agreement are solely intended for the benefit of the Parties (including their permitted successors and assigns), and no Third Person (except TPG-Axon Indemnitees and CVT Indemnitees with regard to their rights, benefits and remedies under Article 8 of this Agreement, and except for the Parties’ permitted successors and assigns) shall have any rights whatsoever to (i) enforce any obligation contained in this Agreement, (ii) seek a benefit or remedy for any Breach of this Agreement, or (iii) take any other action relating to this Agreement under any legal theory, including actions in contract, tort (including negligence, gross negligence and strict liability), or as a defense, setoff or counterclaim to any action or claim brought or made by the Parties (or any of their permitted successors and assigns).

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

9.12 Interpretation. When a reference is made in this Agreement to Articles, Sections, Schedules, or Exhibits, such reference shall be to an Article, Section, Schedule, or Exhibit to this Agreement unless otherwise indicated. The words “include,” “includes”, and “including” when used herein shall be deemed in each case to be followed by the words “without limitation” and shall not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it. The headings and captions in this Agreement are for convenience and reference purposes only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. Unless specified otherwise, all statements of, or references to, monetary amounts in this Agreement are to United States Dollars. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP, but only to the extent consistent with its usage and the other definitions in this Agreement. Provisions that require that a Party or the Parties “agree,” “consent”, or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise. Words of any gender include the other gender and words using the singular or plural number also include the plural or singular number, respectively. Neither Party hereto shall be or be deemed to be the drafter of this Agreement for the purposes of construing this Agreement against one Party or the other.

9.13 Amendments. This Agreement may be amended or supplemented only by a written agreement signed by an authorized officer of both TPG-Axon and CVT (including, for so long as TPG-Axon is a trust, its trustee).

9.14 Counterparts and Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. To evidence the fact that it has executed this Agreement, a Party may send a copy of its executed counterpart to the other Party by facsimile transmission. That Party shall be deemed to have executed this Agreement on the date it sent such facsimile transmission. In such event, such Party shall forthwith deliver to the other Party the counterpart of this Agreement executed by such Party.

9.15 Survival. The rights and obligations of the Parties under the provisions of Articles 1, 4 (for the period set forth therein), 8 (including, with respect to representations and warranties and post-Closing covenants, to the extent set forth in Section 8.1) and 9 and Sections 2.1(d), 3.11, 5.3, 5.4 and 6.8 survive the termination of this Agreement or expiration of this Agreement. Except as specifically provided to the contrary in this Agreement, termination of this Agreement or expiration of the Agreement will be without prejudice to any rights that have accrued to the benefit of a Party prior to such termination or expiration and will not relieve a Party of any

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

obligations accrued by it hereunder prior to such termination or expiration. Further, except as specifically provided to the contrary in this Section 9.15 or other provision hereof that by its express terms survives the termination of this Agreement or expiration of this Agreement, all rights and obligations of the Parties under all other provisions in this Agreement shall terminate upon termination of this Agreement or expiration of this Agreement for any reason.

9.16 Further Assurances. Each of the Parties hereto shall execute and deliver such additional documents, certificates and instruments, and perform such additional acts, as may be reasonably requested and necessary or appropriate to carry out the purposes and intent and all of the provisions of this Agreement and the other Transaction Documents and to consummate all of the transactions contemplated by this Agreement and the other Transaction Documents.

9.17 Remedies. The rights and remedies of the Parties under this Agreement and the other Transaction Documents are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising and right, power or privilege under this Agreement or any other Transaction Document will operate as a waiver of such right, power or privilege, and no single or partial exercise of such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their duly authorized representatives as of the date first set forth above.

CV Therapeutics, Inc.		PFPC Bank Limited
in its sole capacity as trustee, and on behalf, of
TPG-Axon Royalty Trust,
a trust established under the laws of the
Republic of Ireland

By:	/s/ Louis G. Lange	By:	/s/ Paul Halley
Name:	Louis G. Lange, M.D., Ph.D.	Name:	Paul Halley
Title:	Chairman and CEO	Title:	Authorized Signatory

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.